                                  SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )


Filed by the registrant /x/
Filed by a party other than the registrant / /
/ / Check the appropriate box:
/x/ Preliminary proxy statement
/ / Confidential, For Use of the Commission Only (as permitted by Rule
      14a-6(e)(2))
/ / Definitive proxy statement
/ / Definitive additional materials
/ / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                            RSL COMMUNICATIONS, LTD.
------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
/x/ No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

------------------------------------------------------------------------------
(2) Aggregate number of securities to which transaction applies:

------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

------------------------------------------------------------------------------
(4) Proposed maximum aggregate value of transaction:

------------------------------------------------------------------------------
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:

------------------------------------------------------------------------------
(2) Form, schedule or registration statement no.:

------------------------------------------------------------------------------
(3) Filing party:

------------------------------------------------------------------------------
(4) Date filed:

------------------------------------------------------------------------------

______________________

(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                               Preliminary Copies

                            RSL COMMUNICATIONS, LTD.

                NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS


     The Annual General Meeting of Shareholders of RSL COMMUNICATIONS, LTD. (the "Company"), a Bermuda company, will be held at the Southampton Princess Hotel, 101 South Shore Road, Southampton, Bermuda SN02, on June 8, 1999 at 4:00 P.M., for the following purposes:

     1.   To elect eight directors to serve on the Company's Board of Directors;

     2. To approve a proposal to amend the Company's 1997 Stock Incentive Plan to expand the existing group of participants to whom options and other awards may be granted to include all employees of the Company and its subsidiaries;

     3. To approve a proposal to amend the Company's 1997 Stock Incentive Plan to increase to 8,100,000 the number of shares with respect to which options or other awards may be granted;

     4.   To approve a proposal to amend the Company's bye-laws;

     5. To receive and adopt the financial statements of the Company for its fiscal year ended December 31, 1998, together with the auditors' report thereon; and

     6. To appoint Deloitte & Touche LLP as auditors for the Company and to delegate to the Company's audit committee the authority to fix the auditors' fee for the current fiscal year.

          Only shareholders of record at the close of business on April 19, 1999 are entitled to notice of and to vote at the meeting and any adjournments thereof.

         Proposals 2 and 3 above are interdependent. If either Proposal 2 or Proposal 3 is not approved and adopted at the meeting, the Company's 1997 Stock Incentive Plan will continue to remain in effect in its present form. The approval and adoption of Proposals 1, 4, 5 and 6 are independent of one another and are independent of the approval and adoption of Proposal 2 and Proposal 3.

         It is important that all shareholders be represented at the meeting. Shareholders of record may vote by either: (1) signing and returning promptly the enclosed proxy card in the accompanying envelope; (2) attending the meeting and voting in person; or (3) voting by telephone or via the Internet as directed on the enclosed proxy card. Voting by written proxy, by telephone or via the Internet will not limit a shareholder's right to vote at the meeting if he or she attends in person.

                                           By Order of the Board of Directors,

                                           /s/ Michael Ashford
                                           -----------------------------------
                                           Secretary


Hamilton, Bermuda
April 30, 1999

LOGO                           Preliminary Copies

                            RSL COMMUNICATIONS, LTD.
                    _______________________________________

                           PROXY STATEMENT FOR ANNUAL
                         GENERAL MEETING OF SHAREHOLDERS

                                  June 8, 1999
                    _______________________________________


         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of RSL COMMUNICATIONS, LTD. (the "Company"), a Bermuda company, for use at the annual general meeting of shareholders of the Company (the "Meeting") to be held at the Southampton Princess Hotel, 101 South Shore Road, Southampton, Bermuda SN02, on June 8, 1999 at 4:00 P.M., and at any adjournments thereof.

         The Company's headquarters and registered office is located at Clarendon House, Church Street, Hamilton Bermuda HM CX. The Company also maintains offices at 767 Fifth Avenue, Suite 4300, New York, New York 10153. The approximate date on which this Proxy Statement and the enclosed form of proxy was first sent to shareholders was April 30, 1999.

         The Company will bear the cost of preparing, assembling and mailing the enclosed form of proxy, this Proxy Statement and other materials which may be sent to shareholders in connection with this solicitation. It is important that all shareholders be represented at the Meeting. Shareholders of record may vote by either: (1) signing and returning promptly the enclosed proxy card in the accompanying envelope; (2) attending the Meeting and voting in person; or (3) voting by telephone or via the Internet as directed on the enclosed proxy card. The method by which a shareholder votes prior to the Meeting will not limit his or her right to vote at the Meeting if he or she attends in person. Officers and other employees of the Company may solicit proxies by mail, telephone, telegraph and personal interview, for which no additional compensation will be paid. The Company may reimburse persons holding shares in their names or in the names of nominees for their reasonable expenses in sending proxies and proxy material to their principals.

         Shareholders who have voted -- whether by telephone, Internet or mail -- retain the right to revoke such instructions at any time (1) by subsequently voting by the same or a different method, (2) by notice in writing to the Secretary of the Company or (3) by revocation in person at the Meeting. All shares that have been properly voted at the Meeting -- whether by telephone, Internet or mail -- and not revoked will be voted at the Meeting in accordance with the instructions given therein. If the Company receives more than one set of instructions from a shareholder before the date of the Meeting, it will vote such shareholder's shares once and in accordance with the instructions that the Company last receives. If a shareholder holding shares registered in the name of a brokerage firm or bank votes via the Internet or if any shareholder signs a proxy card but, in either case, does not give voting instructions with respect to a particular matter, such shareholder's shares will be voted as recommended by the Company's Board of Directors (the "Board of Directors") with respect to such matter. A shareholder who votes by telephone and a shareholder with shares registered in his or her own name who votes via the Internet must vote with respect to each matter to be presented at the Meeting in order for his or her votes to be recognized with respect to any matter.

         Shareholders of record of the Company's Class A common shares, par value $.00457 per share (the "Class A Common Stock"), at the close of business on April 19, 1999 are entitled to one vote for each share then held. Shareholders of record of the Company's Class B common shares, par value $.00457 per share (the "Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock"), at the close of business on April 19, 1999 are entitled to 10 votes for each share then held. Holders of shares of Class A Common Stock and holders of shares of Class B Common Stock vote together as a single class. On March 24, 1999, there were issued and outstanding 26,724,580 shares of Class A Common Stock and 26,245,315 shares of Class B Common Stock.

         Shareholders vote at the Meeting by casting ballots (in person or by proxy) which are tabulated by a person who is appointed by the Board of Directors before the Meeting to serve as inspector of election at the Meeting and who has executed and verified an oath of office. The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the total number of votes entitled to be cast on each matter to be voted upon at the Meeting constitutes a quorum as to each such matter. Abstentions and broker "non-votes" are included in the determination of the number of shares present at the Meeting for quorum purposes, but abstentions and broker "non-votes" are not counted in the tabulations of the votes cast on proposals presented to shareholders. Broker "non-votes" are not counted in the tabulations of the votes cast on proposals presented to the shareholders because shares held by a broker are not considered to be entitled to vote on matters as to which brokers lack (or elect not to exercise) discretionary power. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner or has discretionary power but elects not to exercise it.

         The Board of Directors does not intend to present and knows of no other person who intends to present at the Meeting any matter or business other than those set forth in the accompanying Notice of Annual General Meeting of Shareholders.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


         The following table sets forth certain information as of March 24, 1999 with respect to the beneficial ownership of the Common Stock and also sets forth certain information with respect to voting power as of such date by each director and nominee for director of the Company, by the Company's Chief Executive Officer, by each of the Company's four other most highly compensated executive officers for the fiscal year ended December 31, 1998, and by all directors, nominees for director and current executive officers as a group and by each shareholder known by the Company to beneficially own more than 5% of any class of the Company's outstanding voting securities. Each of the shareholders identified in the table has sole voting and investment power over the shares beneficially owned by such person, except as otherwise noted in the footnotes to the table.


                                                                                                Overall Voting Power and
                                                    Beneficial Ownership                        Ownership of Common Stock
                                     --------------------------------------------------         -------------------------
                                     Class A Common Stock(1)       Class B Common Stock
                                     -----------------------      ---------------------             % of
                                                                                                   Voting          %
                                      Number          Percent          Number        Percent      Power(2)    Ownership(2)
    Ronald S. Lauder (3)........       2,510 (4)          *        16,606,427 (5)(6)     63.3        57.4          31.3
    Itzhak Fisher (3)...........           -              -         4,171,205 (7)       15.9        14.4           7.9
    Leonard A. Lauder (3).......         836 (8)          *         5,733,176 (6)(9)    21.9        19.8          10.8
    RSL Investments Corporation            -              -         9,496,295           36.2        32.8          17.9
      (3).......................
    EL/RSLG Media, Inc. (3).....           -              -         1,814,579 (6)        6.9         6.3           3.4
    Jacob Z. Schuster (3).......      41,656 (10)         *         1,646,559 (10)       6.3         5.7           3.2
    Gustavo A. Cisneros (11)....   1,409,465 (12)         5.3               -            -           *             2.7
    Coral Gate Investments Ltd.    1,408,629 (13)         5.3               -            -           *             2.7
      (11) .....................
    Nir Tarlovsky ..............     740,757 (14)         2.8         270,301 (15)       1.0         1.2           1.9
    Nesim N. Bildirici .........     619,642 (16)         2.3          87,958            *           *             1.3
    Eugene A. Sekulow ..........      44,636 (17)         *                 -            -           *             *
    Fred H. Langhammer..........      13,062 (18)         *                 -            -           *             *
    Richard E. Williams.........     350,400              1.3               -            -           *             *
    Nicolas G. Trollope ........       1,000 (19)         *                 -            -           *             *
    All current directors and      3,579,237 (20)        13.2      26,245,315          100.0        92.1          49.5
    officers as a group
      (20 persons)..............
    Metro Holding AG (21).......   3,214,284             18.7               -            *           1.1           6.1
    Essex Investment Management
      Company (22)..............   1,792,045              7.23              -            *           *             3.4
    Putnam Investments, Inc.(23)   6,116,202             11.8               -            -           2.1          11.6
    Janus Capital Corporation
      (24)......................   1,589,215              8.8               -            -           *             3.0
    Neuberger Berman LLC (25)...   1,154,600              6.41              -            -           *             2.2


_______________

*        Less than 1%.

(1) Except as otherwise noted in a footnote to this table, the foregoing does not include (i) 26,245,315 shares of Class A Common Stock issuable upon the conversion of currently outstanding shares of Class B Common Stock, (ii) 459,900 shares of Class A Common Stock issuable upon the conversion of 459,900 shares of Class B Common Stock issuable pursuant to certain warrants issued to Ronald S. Lauder (the "Lauder Warrants"), which warrants became exercisable on October 3, 1997 at an exercise price of $.00457 and expire on October 3, 2007, (iii) 164,250 restricted shares of Class A Common Stock granted pursuant to the Company's 1997 Stock Incentive Plan (the "1997 Plan") and (iv) grants to certain executive officers of the Company of equity interests in certain of the Company's subsidiaries, which upon exercise generally gives such executive the right to receive cash or to acquire shares of Class of Common Stock at the Company's discretion. Shares of Class B Common Stock are convertible at any time into shares of Class A Common Stock for no additional consideration on a share-for-share basis.

(2) Represents the percentage of total voting power and the aggregate percentage ownership of the Class A Common Stock and the Class B Common Stock combined beneficially owned as of March 24, 1999 by each identified shareholder and all directors and executive officers as a group. The Class A Common Stock and the Class B Common Stock are the only authorized classes of the Company's capital stock with shares outstanding.

(3) The business address of each of the indicated holders of the Company's securities is 767 Fifth Avenue, New York, New York 10153.

(4) Represents 2,510 shares of Class A Common Stock issuable to Ronald S. Lauder upon the exercise of a like number of currently exercisable options, granted to Mr. Lauder under the Company's 1997 Directors' Compensation Plan (the "Directors' Plan").

                     (Footnotes continued on following page)

(Footnotes continued from previous page)

(5) Consists of (a) 9,496,295 shares of Class B Common Stock owned by RSL Investments Corporation, a corporation wholly owned by Ronald S. Lauder, (b) 1,814,579 shares of Class B Common Stock owned by EL/RSLG Media, Inc. ("EL/RSLG") (see note 6), (c) 907,290 shares of Class B Common Stock owned by RAJ Family Partners L.P., of which Mr. Lauder is a limited partner and a shareholder of the general partner, and (d) 3,928,363 shares of Class B Common Stock owned directly by Mr. Lauder, and (e) 459,900 shares of Class B Common Stock issuable upon exercise of the Lauder Warrants.

(6) The 1995 Estee Lauder RSL Trust, of which Ronald S. Lauder is a trustee and the beneficiary, and the 1995 Estee Lauder LAL Trust, of which Leonard A. Lauder is a trustee and the beneficiary, each own 50% of EL/RSLG's outstanding common stock. As such, Ronald S. Lauder and Leonard A. Lauder may each be deemed to beneficially own all of the shares of Class B Common Stock owned by EL/RSLG. Ronald S. Lauder and Leonard A. Lauder each disclaim beneficial ownership of some of such shares. Such shares, however, are only included once in the computation of shares beneficially owned by directors and executive officers as a group.

(7) Such shares are owned by Fisher Investment Partners, L.P., of which Itzhak Fisher is the sole general partner and the Fisher 1997 Family Trust is the sole limited partner. Mr. Fisher disclaims beneficial ownership of such shares.

(8) Represents 836 shares of Class A Common Stock issuable upon the exercise of a like number of currently exercisable options, granted to Leonard A. Lauder under the Directors' Plan.

(9) Consists of (a) 2,658,056 shares of Class B Common Stock owned directly by Leonard A. Lauder, (b) 4,866 shares of Class B Common Stock owned by Mr. Lauder's wife, (c) 348,385 shares of Class B Common Stock owned by LAL Family Partners, L.P., of which Mr. Lauder is a general partner, (d) 1,814,579 shares of Class B Common Stock owned by EL/RSLG (see note 6), and (e) 907,290 shares of Class B Common Stock owned by LWG Family Partners, L.P., a partnership whose managing partner is a corporation which is one-third owned by Mr. Lauder. Mr. Lauder disclaims beneficial ownership of all of the shares of Class B Common Stock owned by his wife and some of the shares owned by LWG Family Partners, L.P.

(10) Such shares are owned by Schuster Family Partners I, L.P, of which Jacob Z. Schuster is the sole general partner and the limited partners are certain of his children. Mr. Schuster disclaims beneficial ownership of such shares.

(11) The business address of each of Gustavo A. Cisneros and Coral Gate Investments Ltd. ("Coral Gate") is c/o Highgate Properties, 36 East 61st Street, New York, New York 10021.

(12) Represents 836 shares of Class A Common Stock issuable upon the exercise of a like number of currently exercisable options, granted to Gustavo A. Cisneros under the Directors' Plan and (b) 1,408,629 shares of Class A Common Stock owned by Coral Gate, an international business company organized under the laws of the British Virgin Islands, which is indirectly beneficially owned by Mr. Cisneros and his brother, Ricardo Cisneros.

(13) Such shares are indirectly beneficially owned by Gustavo A. Cisneros and his brother, Ricardo Cisneros. Mr. G. Cisneros disclaims beneficial ownership of some of such shares.

(14) Consists of (a) 668,614 shares of Class A Common Stock owned by Tarlovsky Investment Partners, L.P. ("Tarlovsky Investment Partners"), of which Nir Tarlovsky is the sole general partner and the Tarlovsky 1997 Family Trust is the sole limited partner and (b) 72,143 shares of Class A Common Stock issuable upon the exercise of a like number of currently exercisable options granted to Mr. Tarlovsky under the 1997 Plan.

(15) Represents shares of Class B Common Stock owned by Tarlovsky Investment Partners.

(16) Consists of (a) 547,499 shares of Class A Common Stock and (b) 72,143 shares of Class A Common Stock issuable upon the exercise of a like number of currently exercisable options granted to Mr. Bildirici under the 1997 Plan.

(17) Consists of (a) 836 shares of Class A Common Stock issuable upon the exercise of a like number of currently exercisable options, granted to Eugene Sekulow under the Directors' Plan and (b) 43,800 shares of Class A Common Stock issuable upon the exercise of a like number of currently exercisable options granted to Mr. Sekulow under the Company's 1995 Stock Option Plan, as amended (the "1995 Plan").

(18) Consists of (a) 836 shares of Class A common stock issuable upon the exercise of a like number of currently exercisable options, granted to Fred Langhammer under the Directors' Plan and (b) 12,226 shares of Class A Common Stock owned directly by Mr. Langhammer.

(19) Such shares are owned by The Proverbs Trust, a Bermuda trust, of which Mr. Trollope and his wife are the trustees and beneficiaries.

(20) Includes 302,470 shares of Class A Common Stock issuable upon the exercise of a like number of currently exercisable options granted to certain of the directors and executive officers as a group.

(21) Information as to the shares owned by Ligapart AG, a wholly owned subsidiary of Metro Holding AG, is as of July 22, 1998, and is taken from a Schedule 13G filed with the Securities and Exchange Commission (the "Commission") on July 28, 1998. The address of Metro Holding AG is Neuhofstrasse 4, CH-6340 Baar, Switzerland.

(22) Information as to the shares owned by Essex Investment Management Company, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 (the "1940 Act"), is as of December 31, 1998, and is taken from a Schedule 13G/A filed with the Commission on January 8, 1999. The address of Essex Investment Management Company is 125 High Street, Boston, Massachusetts 02110.


                       (Footnotes continued on next page)

(Footnotes continued from previous page)

(23) Putnam Investments, Inc. ("PI"), which is a wholly owned subsidiary of Marsh & McLennan Companies, Inc. ("M&MC"), wholly owns two registered investment advisers: Putnam Investment Management, Inc., which is the investment adviser to the Putnam family of mutual funds and The Putnam Advisory Company, Inc., which is the investment adviser to Putnam's institutional clients. Both subsidiaries have dispository power over the shares as investment managers, but each of the mutual fund's trustees have voting power over the shares held by each fund, and The Putnam Advisory Company, Inc. has shared voting power over the shares held by the institutional clients. Pursuant to Rule 13d-4 of the Securities Exchange Act of 1934 (the "Exchange Act"), M&MC and PI have disclaimed beneficial ownership of such shares. Information as to the shares owned by PI and such affiliates of PI, is as of December 31, 1998, and is taken from a Schedule 13G/A filed with the Commission on February 11, 1999. The address of PI is One Post Office Square, Boston, Massachusetts 02109.

 (24) Information as to the shares owned by Janus Capital Corporation ("Janus"), an investment adviser registered under Section 203 of the 1940 Act, is as of December 31, 1998, and is taken from a Schedule 13G jointly filed by Janus and Thomas Bailey with the Commission on February 12, 1999. Mr. Bailey owns approximately 12.2% of Janus and serves as its President and Chairman of the Board of Directors of Janus, and, accordingly, as a result of such ownership and positions may be deemed a beneficial owner of such shares. The address of each of Janus and Mr. Bailey is 100 Fillmore Street, Denver, Colorado 80206.

 (25) Information as to the shares owned by Neuberger Berman LLC ("Neuberger LLC"), is as of December 31, 1998 and is taken from a Schedule 13G jointly filed by Neuberger LLC and Neuberger Management Inc. ("NBMI") with the Commission on February 12, 1999. Each of Neuberger LLC and NBMI is (i) a broker/dealer registered under Section 15 of the Exchange Act, (ii) an investment adviser registered under Section 203 of the 1940 Act and (iii) an investment company registered under Section 8 of the Investment Company Act. The address of each of Neuberger LLC and NBMI is 605 Third Avenue, New York, New York 10158.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's executive officers, directors and persons who beneficially own greater than 10% of a registered class of the Company's equity securities to file certain reports ("Section 16 Reports") with the Commission with respect to ownership and changes in ownership of the Common Stock and other equity securities of the Company. Based solely on the Company's review of the Section 16 Reports furnished to the Company and written representations from certain reporting persons, the Company believes that, during the fiscal year ended December 31, 1998, all filing requirements under Section 16(a) of the Exchange Act applicable to its officers, directors and greater-than-10% beneficial owners were complied with on a timely basis, except that Mr. Eugene Sekulow, a director of the Company, filed late one Form 5 Annual Statement of Changes in Beneficial Ownership covering one transaction, and Mr. Edmond Thomas, an executive officer of the Company, filed late his Form 3 Initial Statement of Beneficial Ownership of Securities reporting his ownership of shares of Class A Common Stock. In addition, Messrs. Thomas and Coote, executive officers of the Company, each filed late one Form 5 Annual Statement of Changes in Beneficial Ownership each covering one transaction.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

     At the Meeting, eight directors will be elected to the Board of Directors to serve until the Company's next annual general meeting of shareholders.

Vote Required; Recommendation

     The election of directors requires the affirmative vote of a majority of the votes cast, in person or by proxy, at the Meeting, provided that a quorum is present in person or by proxy. If a shareholder holding shares registered in the name of a brokerage firm or bank votes via the Internet or if any shareholder signs a proxy card but, in either case, does not give voting instructions with respect to a particular matter, such shareholder's shares will be voted FOR the election of persons listed below. A shareholder who votes by telephone and a shareholder with shares registered in his or her own name who votes via the Internet must vote with respect to each matter to be presented at the Meeting in order for his or her votes to be recognized with respect to any matter.

     At this time, the Board of Directors knows of no reason why any nominee might be unable to serve. All nominees are currently directors. There is no arrangement or understanding between any director and any other person pursuant to which such person was selected as a director except that the Company is obligated under Mr. Fisher's employment agreement to use its best efforts to ensure that Mr. Fisher continues to serve as a director. For additional information relating to Mr. Fisher's employment agreement with the Company, see the discussion on page 11 of this Proxy Statement.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF THE ELECTION OF THE EIGHT NOMINEES TO THE BOARD OF DIRECTORS.

                                                                                                         YEAR
                                                                                                       BECAME A
NAME OF NOMINEE                                   POSITION(S)                              AGE         DIRECTOR
Ronald S. Lauder                  Director and non-executive Chairman of the Board          55           1994
Itzhak Fisher                     Director, President and Chief Executive Officer           43           1994
Jacob Z. Schuster                 Director, Executive Vice President  and Assistant         50           1994
                                    Secretary
Gustavo A. Cisneros               Director                                                  53           1997
Fred H. Langhammer                Director                                                  55           1997
Leonard A. Lauder                 Director                                                  66           1997
Eugene A. Sekulow                 Director                                                  67           1995
Nicolas G. Trollope               Director                                                  51           1996


---------------------------

     Set forth below is certain information with respect to the nominees to the Board of Directors.

         Ronald S. Lauder, a co-founder of the Company, has served as its non-executive Chairman since 1994 and is the principal and controlling shareholder of the Company. He is also a founder and has served as the non-executive Chairman of the Board of Directors of Central European Media Enterprises Ltd. ("CME"), the leading commercial television company in Central and Eastern Europe since 1994. Mr. Lauder is a principal shareholder of The Estee Lauder Companies Inc. ("Estee Lauder") and has served as Chairman of Estee Lauder International, Inc. and Chairman of Clinique Laboratories, Inc. since returning to the private sector from government service in 1987. From 1983 to 1986, Mr. Lauder served as Deputy Assistant Secretary of Defense for European and NATO affairs. From 1986 to 1987, Mr. Lauder served as U.S. Ambassador to Austria. Mr. Lauder is a director of Estee Lauder. He is Chairman of the Board of Trustees of the Museum of Modern Art, Chairman of the Council of Presidents of Jewish Organizations, Chairman of the International Public Committee of the World Jewish Restitution Organization, President of the Jewish National Fund, Treasurer of the World Jewish Congress, a member of the Board of Governors of the Joseph H. Lauder Institute of Management and International Studies at the University of Pennsylvania and a member of the Visiting Committee of the Wharton School at the University of Pennsylvania.

         Itzhak Fisher, a co-founder of the Company, has been a director, President and Chief Executive Officer of the Company since its inception in 1994. From 1992 to 1994, Mr. Fisher served as General Manager of Clalcom Inc., the telecommunications subsidiary of Clal (Israel), Ltd., Israel's largest investment corporation ("Clal"). Prior to joining Clal, from 1990 to 1992, Mr. Fisher served as the Special Consultant to the President of BEZEQ, the Israel Telecommunication Corp. Ltd., Israel's national telecommunications company. Mr. Fisher previously was a consultant to Mobil Oil Corporation, in the telecommunications field. In addition, Mr. Fisher co-founded Medic Media, Inc., a company engaged in the business of renting telephone and television systems in hospitals throughout Israel, and was a director and its President and Chief Executive Officer.

         Jacob Z. Schuster has been a director, Executive Vice President and Assistant Secretary of the Company since 1994. Mr. Schuster served as the Executive Vice President and Treasurer of the Company from 1994 through 1998 and had been Chief Financial Officer of the Company from February 1997 until December 1998. From 1986 to 1992, Mr. Schuster was a General Partner and the Treasurer of Goldman, Sachs & Co. ("Goldman Sachs"). Mr. Schuster has been President and Treasurer of RSL Management Corporation ("RSL Management") since November 1995 and Executive Vice President of RSL Investments Corporation since March 1994. Mr. Schuster joined Goldman Sachs in 1980, was made a General Partner in 1986 and served as Treasurer of the firm from 1985 until his retirement from the firm in 1992. In 1993, Mr. Schuster served as a consultant to Goldman Sachs.

         Gustavo A. Cisneros has been a director of the Company since March 1997. For more than the past five years, Mr. Cisneros, together with other members of his family or trusts established for their benefit, has owned direct or indirect beneficial interests in certain companies that own or are engaged in a number of diverse commercial enterprises, principally in Venezuela, the U.S., Brazil, Chile and Mexico. Mr. Cisneros has also been the Chairman of the Board of Directors of Pueblo Xtra International, Inc., a holding company which owns all of the common stock of Pueblo International, Inc., a company engaged in the business of operating supermarkets and video rental outlets, since June 1993. Mr. Cisneros is a member of the Board of Directors of each of Univision Communications Inc., a Spanish-language television broadcasting company, since May 1994, Spalding Holdings Corporation, a global manufacturer and marketer of branded consumer products serving the sporting goods markets, since 1984, and Panamerican Beverages Company, Inc., which bottles soft drink products for The Coca-Cola Company in diverse markets in Latin America, including a substantial part of central Mexico, greater Sao Paulo, Campinas and Santos in Brazil, most of Costa Rica and most of Colombia, since 1996.

         Fred H. Langhammer, a director of the Company since September 1997, has been President of Estee Lauder since 1995, Chief Operating Officer of Estee Lauder since 1985, and a director of Estee Lauder since January 1996, and was Executive Vice President of Estee Lauder from 1985 until 1995. Mr. Langhammer joined Estee Lauder in 1975 as President of its operations in Japan. In 1982, he was appointed Managing Director of Estee Lauder's operations in Germany. Prior to joining Estee Lauder, Mr. Langhammer was General Manager of Dodwell (Japan), a global trading company. He is a member of the Board of Directors of each of RJR Nabisco Holdings Corp., the operating subsidiaries of which comprise tobacco and food companies, the Cosmetics, Toiletries and Fragrance Association, an industry group, and the American Institute for Contemporary German Studies at Johns Hopkins University. He is also a Senior Fellow of the Foreign Policy Association.

         Leonard A. Lauder has been a director of the Company since March 1997. Mr. Lauder is a principal shareholder and, since 1982, has served as Chief Executive Officer of Estee Lauder and was President of Estee Lauder from 1972 until 1995. He became Chairman of the Board of Directors of Estee Lauder in 1995. He has been a director of Estee Lauder since 1958. Mr. Lauder formally joined Estee Lauder in 1958 after serving as an officer in the U.S. Navy. He is Chairman of the Board of Trustees of the Whitney Museum of American Art, a Charter Trustee of the University of Pennsylvania and a Trustee of The Aspen Institute. He also served as a member of the White House Advisory Committee on Trade Policy and Negotiations under President Reagan.

          Eugene A. Sekulow has been a director of the Company since September 1995. Until his retirement in December 1993, Mr. Sekulow served as Executive Vice President--International of NYNEX Corporation, having served as President of NYNEX International Company from 1985 to 1993. Prior to joining NYNEX International Company, Mr. Sekulow had served as President of RCA International, Ltd. since 1973. Mr. Sekulow has been a member of the Board of Directors of USN Communications, Inc., a competitive local exchange carrier, since 1995. Mr. Sekulow is also Chairman of the German American Chamber of Commerce, a member of the Council on Foreign Relations, and an Adjunct Professor at Columbia University Graduate School of Business. Mr. Sekulow previously served as a member of the U.S. State Department Advisory Committee on International Communications and Information Policy and on the State Department Task Force on Telecommunications in Eastern Europe.

         Nicolas G. Trollope, a director of the Company since July 1996, has been a partner with the law firm of Conyers, Dill & Pearman, Hamilton, Bermuda, since 1991. Mr. Trollope has been with Conyers, Dill & Pearman since 1975. Mr. Trollope has served as a director of CME since June 1994 and also serves as Vice-President and Secretary of CME. Mr. Trollope has served as Secretary and a director of Delphi International Ltd., which provides insurance services through a wholly-owned subsidiary, since September 1997.

         Other than Ronald S. Lauder and Leonard A. Lauder, who are brothers, no family relationship exists between any director or executive officer of the Company.

Number of Directors

         The Board of Directors believes that it is in the best interests of the Company and its shareholders that the Company have independent directors with outstanding achievement in their personal careers, broad business experience and skills, an understanding of the Company's business environment and an ability to make independent analytical inquiries and who can provide the Company with the benefit of their insights and devote adequate time to Board of

Directors' duties. To this end, in September 1997, shareholders of the Company approved and adopted a proposal to increase the maximum number of directors to
11. The Board of Directors intends to continue to seek out additional candidates for appointment to the Board of Directors and, when appropriate, to fill the three vacancies that presently exist on the Board of Directors. At this Meeting, the proxies cannot be voted for a greater number of persons than the number of nominees set forth above.

Committees and Meetings of the Board of Directors

         During the fiscal year ended December 31, 1998, the Board of Directors met, or acted by unanimous written consent, on eight occasions. Each member of the Board of Directors attended at least 75% of the aggregate number of meetings of the Board of Directors and the committees of the Board of Directors on which they serve. The compensation of directors is described on page 11 of this Proxy Statement.

         The Board of Directors has an Executive Committee (the "Executive Committee"), a Compensation Committee (the "Compensation Committee") and an Audit Committee. The Company does not have a standing nominating committee.

         Executive Committee

         The Executive Committee is currently composed of Ronald S. Lauder, Itzhak Fisher, Jacob Z. Schuster, Fred H. Langhammer and Eugene A. Sekulow. All of the current members, other than Mr. Langhammer, served on the Executive Committee during 1998. Mr. Langhammer has served on the Executive Committee since March 1999. Prior to the annual general meeting of shareholders of the Company held in May 1998, Mr. Andrew Gaspar (a former director of the Company who did not stand for re-election to the Board of Directors in May 1998) also served as a member of the Executive Committee. A majority of the members of the Executive Committee must approve any action taken by the Executive Committee. During the period between meetings of the Board of Directors, the Executive Committee has all powers and authority of the Board of Directors to manage the Company's business, except that the Executive Committee, acting alone, cannot
(i) amend the Company's Memorandum of Association or bye-laws (which also require shareholder approval); (ii) adopt an agreement of merger or consolidation or approve the sale, lease or exchange of all or substantially all of the Company's property and assets; or (iii) approve or recommend to the Company's shareholders a dissolution of the Company. The Executive Committee met, or acted by unanimous written consent, 11 times in 1998.

         Compensation Committee

         The Compensation Committee is currently composed of Ronald S. Lauder, Gustavo A. Cisneros and Eugene A. Sekulow. The Compensation Committee is responsible for determining executive compensation policies and guidelines and for administering the Company's stock option and compensation plans, including the 1995 Plan, the 1997 Plan, the Directors' Plan and the Company's 1997 Performance Incentive Plan (the "Performance Plan"). The Compensation Committee met, or acted by unanimous written consent, three times in 1998. For more information regarding the Compensation Committee, see page 15 of this Proxy Statement.

         Audit Committee

         The Audit Committee is currently composed of Jacob Z. Schuster, Eugene
A. Sekulow and Fred H. Langhammer and is charged with (i) recommending the engagement of independent accountants to audit the Company's financial statements, (ii) discussing the scope and results of the audit with the independent accountants, (iii) reviewing the functions of the Company's management and independent accountants pertaining to the Company's financial statements and (iv) performing such other related duties and functions as are deemed appropriate by the Audit Committee and the Board of Directors. During 1998 and a portion of 1999, Mr. Ronald S. Lauder served as a member of the Audit Committee. The Audit Committee met one time in 1998.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

         The following table summarizes all plan and non-plan compensation awarded to, earned by or paid to the Company's Chief Executive Officer and four other most highly compensated executive officers for services rendered in all capacities to the Company in the last three fiscal years (together, the "Named Executive Officers"). For additional information relating to compensation of certain of the Named Executive Officers, see "--Employment Contracts, Termination of Employment and Change-in-Control Arrangements."


                                                                                                        LONG-TERM
                                                                                                       COMPENSATION
                                                                                                       --------------
                                                                                                           AWARDS
                                                                                                           ------
                                                                                ANNUAL
                                                                             COMPENSATION                SECURITIES
                                                                          --------------------           UNDERLYING
                                                                          SALARY      BONUS (1)           OPTIONS
   NAME AND PRINCIPAL POSITION                                 YEAR        ($)          ($)                  ($)
   ---------------------------                                 ----       ------      --------           ----------
                                                               1998      400,000      650,000                   -
   Itzhak Fisher                                               1997      400,000      650,000             432,856
     President and Chief Executive Officer..................   1996      350,000      150,000                   -

                                                               1998      318,100         - (3)            216,428
   Richard E. Williams (2)                                     1997      240,000      165,000             350,400(4)
     President and Chief Executive Officer of RSL COM Europe,  1996      172,000       50,000                   -
       Ltd...................................................

                                                               1998      350,000      350,000                   -
   Jacob Z. Schuster                                           1997      350,000      100,000                   -
     Executive Vice President and Assistant Secretary(5)....   1996            -            -                   -

                                                               1998      250,000      250,000             216,428
    Nir Tarlovsky                                              1997      187,500      300,000                   -
     Vice President -  Business Development.................   1996      178,000       75,000                   -

                                                               1998      250,000      250,000             216,428
   Nesim N. Bildirici (6)                                      1997      185,000      300,000                   -
     Vice President - Mergers and Acquisitions..............   1996      165,000       75,000                   -

_____________________

(1) Annual bonuses received are reported in the year earned and paid in the following year.

(2) Mr. Williams' salary has been converted to U.S. dollars for the purposes of this table based upon the average exchange rate of British pounds to U.S. dollars for each of the periods covered.

(3)      Mr.  Williams'  bonus for 1998 has not been  determined at this time.
         Mr. Williams' bonus for 1998 will be pro-rated on the basis of his average base salary as in effect during the year.

(4) Pursuant to an agreement between Mr. Williams and the Company, dated as of September 30, 1997, Mr. Williams agreed to waive all of his rights to receive certain options to purchase shares of RSL COM Europe, Ltd. ("RSL Europe"), a wholly owned subsidiary of the Company, granted to him pursuant to an employment agreement between RSL Europe and Mr. Williams, dated August 9, 1995, in exchange for the grant of options to purchase an aggregate of 350,400 shares of Class A Common Stock.

(5) Mr. Schuster is currently a director, Executive Vice President and Assistant Secretary of the Company and is President and Treasurer of RSL Management. In 1996, Mr. Schuster received compensation only for his services to RSL Management. In 1997 and 1998, Mr. Schuster received compensation from RSL Management and the Company for services provided by him to each of RSL Management and the Company. See "Compensation Committee Interlocks and Insider Participation." Compensation paid to Mr. Schuster by the Company only is reported for 1997 and 1998 in connection with Mr. Schuster's employment with the Company as its Chief Financial Officer, Executive Vice President, Treasurer and Assistant Secretary. Mr. Schuster resigned as the Company's Chief Financial Officer and Treasurer in December 1998. Mr. Schuster continues to act as the Company's Executive Vice President, Assistant Secretary and serves as a member of the Board of Directors and Executive Committee.

(6) Mr. Bildirici is employed by the Company but, during 1996, was employed by both the Company and R.S. Lauder, Gaspar & Co., L.P. For purposes of this Proxy Statement, he is treated as an employee of the Company only for the relevant periods.

         No other annual compensation, restricted stock awards, stock appreciation rights ("SARs") or long-term incentive plan payouts or other compensation (all as defined in the regulations of the Commission) were awarded to, earned by or paid to the Named Executive Officers during any of the Company's last three fiscal years.

Option Grants In Last Fiscal Year

         The following table sets forth information with respect to grants of stock options to purchase Class A Common Stock granted to the Named Executive Officers during the fiscal year ended December 31, 1998. No SARs were granted by the Company to the Named Executive Officers in 1998.

                                                            INDIVIDUAL GRANTS
                                     -----------------------------------------------------------------

                                        NUMBER OF        % OF TOTAL      EXERCISE
                                       SECURITIES      OPTIONS/ SARs        OR
                                       UNDERLYING        GRANTED TO        BASE
                                      OPTIONS/SARS       EMPLOYEES         PRICE
                                         GRANTED         IN FISCAL        ($ PER      EXPIRATION           GRANT DATE
NAME                                       (#)            YEAR (1)        SHARE)         DATE         PRESENT VALUE($)(2)
----                                  ------------     -------------     --------     ----------      -------------------
Itzhak Fisher......................         --                --            --            --                  --
Richard E. Williams................        216,428 (3)        33.1         22.00         11/13/05          3,609,610
Jacob Z. Schuster..................         --                --            --            --                  --
Nir Tarlovsky......................        216,428 (4)        33.1         22.00         11/13/05          3,609,610
Nesim N. Bildirici.................        216,428 (4)        33.1         22.00         11/13/05          3,609,610

(1) Reflects the percentage of total stock options granted to employees in 1998 only and excludes SARs included in certain restricted units and incentive units granted to persons other than the Named Executive Officers under the 1997 Plan.
(2)      The grant date present value has been calculated as of each grant date:
         November 13, 1998 for each of Nir Tarlovsky, Nesim N. Bildirici and Richard E. Williams, respectively, using a variant of the Black-Scholes pricing model. In applying the model, the Company assumed a three-month volatility of 123%, a 4.935% risk-free rate of return and a seven-year option term. Since this model is assumption based, it may not accurately determine the options' present value. The true value of the options, when and if exercised, will depend on the actual market price of the Class A Common Stock on the date of exercise.
(3) Shares of Class A Common Stock issuable upon the exercise of an option granted under the 1997 Plan. The exercise price per share is $22.00, and the option is exercisable in three equal installments on August 31, 1999, August 31, 2000 and August 31, 2001. See "--Employment Contracts, Termination of Employment and Change-in-Control Arrangements."
(4) Shares of Class A Common Stock issuable upon the exercise of an option granted under the 1997 Plan. The exercise price per share is $22.00, and the option is exercisable in three equal installments on February 1, 1999, January 1, 2000 and January 1, 2001. See "--Employment Contracts, Termination of Employment and Change-in-Control Arrangements."

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
Values

         The following table sets forth information with respect to each exercise of stock options during the fiscal year ended December 31, 1998 by the Named Executive Officers and the value at December 31, 1998 of unexercised stock options held by the Named Executive Officers.

                                                                  NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                                  UNDERLYING UNEXERCISED               IN-THE-MONEY
                            SHARES                                   OPTIONS AT                      OPTIONS AT
                         ACQUIRED ON           VALUE                    FY-END (#)                     FY-END($)(2)
NAME                     EXERCISE (#)       REALIZED($)(1)       EXERCISABLE/UNEXERCISABLE       EXERCISABLE/UNEXERCISABLE
----                     ------------       --------------       -------------------------       -------------------------
Itzhak Fisher.......                 0                0                 0/432,856                     0/3,246,420
Richard E. Williams.           350,400        9,765,799                 0/216,428                     0/1,623,210
Jacob Z Schuster....                 0                0                 0/0                           0/0
Nir Tarlovsky.......           192,127        7,588,929                 0/216,428                     0/1,623,210
Nesim N. Bildirici..           344,938        9,356,286                 0/216,428                     0/1,623,210

------------------------

(1) Represents the difference between the closing price of the Class A Common Stock on the date of exercise (as quoted on The Nasdaq National Market, as published in The Wall Street Journal) and the option exercise price multiplied by the number of shares underlying the options exercised.
(2) The value of unexercised in-the-money options was calculated by multiplying the number of underlying shares held by the difference between the closing price of the Class A Common Stock on December 31, 1998 ($29.50 per share, as quoted on The Nasdaq National Market, as published in The Wall Street Journal) and the option exercise price.

Compensation of Directors

         The Company believes that the interests of its non-employee directors should be aligned with the interests of the Company's shareholders. To this end, the Company encourages such directors to make investments in the Class A Common Stock and compensates such directors for their services to the Company through the grant of stock options and stock awards. The Company also encourages such directors to hold their shares and options as long as they are on the Board of Directors (except for transfers for estate and tax planning and personal liquidity needs).

         Directors' Plan

         The purposes of the Directors' Plan are to enable the Company to attract, maintain and motivate the best qualified directors and to enhance a long-term mutuality of interest between the directors and shareholders of the Company by granting them shares and options to purchase the Company's shares.

         Under the Directors' Plan, on the first business day following each annual general meeting of the Company's shareholders during the 10-year term of the Directors' Plan, each non-employee director (including, Ronald S. Lauder as the non-executive Chairman of the Board of Directors) (a "Non-Employee Director"), will be granted a number of options to acquire a number of shares of Class A Common Stock with an aggregate fair market value on the date of grant equal to $50,000 ($150,000 in the case of the Chairman of the Board of Directors and $75,000 in the case of a Vice Chairman of the Board of Directors so long as such person does not receive compensation for services to the Company other than as a non-executive chairman or vice-chairman, as the case may be). Each such option will have a 10-year term. The exercise price of the options will initially equal the fair market value of the Class A Common Stock on the date of grant and will be increased on the first day of each calendar quarter by an amount, compounded annually, based on the yield to maturity of U.S. Treasury Securities having a maturity approximately equal to the term of such options. The options become exercisable in five equal annual installments commencing on the first anniversary of the date of grant. In addition, on the date of the annual general meeting of the Company's shareholders occurring in each of 1998 through 2007, each Non-Employee Director will be granted a number of shares of Class A Common Stock with an aggregate fair market value on the date of grant equal to $30,000 The maximum number of shares that may be issued under the Directors' Plan is 250,000. As of December 31, 1998, the Company has granted options to acquire an aggregate of 29,295 shares of Class A Common Stock under the Directors' Plan.

Employment Contracts, Termination of Employment and Change-in-Control
Arrangements

         Each of the Company and RSL COM North America, Inc. ("RSL North America"), a wholly owned subsidiary of the Company formerly known as International Telecommunications Group, Ltd., has entered into an employment agreement with Itzhak Fisher, which commenced on October 6, 1997, the date of the closing of the Company's initial public offering (the "IPO") and will terminate on December 31, 2002. The employment agreements provide that Mr. Fisher is to serve as President and Chief Executive Officer of each of the Company and RSL North America and specify certain of his other duties and reporting responsibilities. The Company is obligated to use its best efforts to ensure that Mr. Fisher continues to serve as a director and member of the Executive Committee of the Company, and RSL North America is obligated to use its best efforts to ensure that Mr. Fisher continues to serve as a director of RSL North America. Under the employment agreements, Mr. Fisher is entitled to receive, in the aggregate, a base salary of $400,000, increased by not less than $50,000 on each January 1, commencing January 1, 1999, plus an additional amount based on the increase in the "Consumer Price Index." Pursuant to the employment agreements, Mr. Fisher's aggregate base salary for 1999 is $450,000. In no event may Mr. Fisher's base salary, in the aggregate, be less than $50,000 more than the aggregate base salary of any other executive officer of the Company. The employment agreements also provide that Mr. Fisher is to be a participant in the Performance Plan. In addition, Mr. Fisher is eligible to receive cash bonuses of $1,500,000 and $1,000,000 if the total return to the Company's shareholders from the date of the IPO to December 31, 2000 and December 31, 2002, respectively, exceeds the return to common shareholders of (i) the companies included in the peer group or line of business index in the Company's proxy statement for that period (see page 19 of this Proxy Statement) or (ii) if not included in such proxy statement, a group of companies agreed to by the Executive and Compensation Committees as representing comparable investment opportunities as the Company for the same periods. If Mr. Fisher's employment is terminated for any reason other than by the Company for "Cause" or by Mr. Fisher without "Good Reason," Mr. Fisher is entitled to a pro-rated bonus if the total return objective is achieved through the date of such termination. Pursuant to the employment agreements, upon the closing of the IPO, Mr. Fisher was granted an option under the 1997 Plan to purchase 432,856 shares of Class A Common Stock which represented

1.0% of the then outstanding Common Stock on a fully-diluted basis. Forty percent of such option will be exercisable on December 31, 2000, an additional 30% on December 31, 2001 and the remaining 30% on December 31, 2002, except that the entire option will become exercisable in the event that Mr. Fisher's employment is terminated by the Company without "Cause" or Mr. Fisher terminates his employment for "Good Reason" (including in the event of a "Change in Control") or by reason of his death or "Disability." If Mr. Fisher's employment is terminated by the Company without "Cause," or by Mr. Fisher for "Good Reason," the employment agreements provide that Mr. Fisher is entitled to receive benefits and his salary (in addition to any vested benefits and previously earned but unpaid salary) for the balance of the term of the employment agreements or for at least 12 months, whichever is longer, plus an amount equal to his bonus under the Performance Plan for the immediately preceding year. In the event of Mr. Fisher's death or "Disability," he (or his representative or estate or beneficiary) will be paid, in addition to any previously earned but unpaid salary and vested benefits, 12 months' aggregate salary (reduced, in the case of "Disability," by any disability benefits he receives). If Mr. Fisher's employment is terminated for any other reason, he is entitled to receive any previously earned but unpaid salary and any vested benefits. In addition, if Mr. Fisher's employment is terminated by the Company without "Cause" or by Mr. Fisher for "Good Reason" or upon Mr. Fisher's death or "Disability" or the expiration of his employment agreements, Mr. Fisher would be entitled to two demand registrations of his shares in accordance with the terms of a registration rights agreement among the Company and certain of its shareholders, including Mr. Fisher.

         RSL Europe, a wholly-owned subsidiary of the Company, has entered into an employment agreement with Richard Williams, which commenced on August 14, 1998 and will terminate on August 31, 2001. The employment agreement provides that Mr. Williams is to serve as President and Chief Executive Officer of RSL Europe and specifies certain of his other duties and reporting responsibilities. Under the employment agreement, Mr. Williams is entitled to receive a base salary of (pound)238,000, increased on each September 1, commencing September 1, 1999, by an amount equal to the base salary then in effect, multiplied by the increase in the "Cost of Living Index" during the preceding year. Mr. Williams' base salary is currently (pound)238,000. See "Executive Compensation--Summary Compensation Table" which sets forth Mr. Williams' base salary as converted to U.S. dollars. Mr. Williams' base salary, as adjusted for cost of living increases, may be further increased at the option and in the discretion of RSL Europe's board of directors. The employment agreement also provides that Mr. Williams is eligible to receive an annual bonus of up to 40% of his base salary based on acceptable performance as determined by the Company's Chief Executive Officer and as approved by the Compensation Committee (although the bonus could be higher if the performance of RSL Europe exceeds targets established annually by the Board of Directors). Mr. Williams' bonus for 1998, once determined, will be pro-rated on the basis of his average base salary as in effect during the year. In addition, pursuant to Mr. Williams' employment agreement he was granted an option to purchase 216,428 shares of Class A Common Stock under the 1997 Plan (the "Williams Option"). The Williams Option will become exercisable in three equal installments on August 31, 1999, August 21, 2000 and August 31, 2001, provided Mr. Williams is employed by RSL Europe on such date, and once any installment becomes exercisable, such installment will remain exercisable until the expiration of seven years from the date of grant, subject to certain limitations described below. The Williams Option will be immediately terminated upon a termination of Mr. Williams' employment by RSL Europe for "Cause." The Williams Option will become immediately exercisable in full in the event that Mr. Williams' employment with RSL Europe is terminated: (i) by RSL Europe other than for "Cause," (ii) by Mr. Williams for "Good Reason" or (iii) by reason of the death or "Disability" of Mr. Williams. Additionally, the Williams Option will become immediately exercisable in full upon a "Change in Control." The Williams Option will, following any termination of Mr. Williams' employment (other than for "Cause"), remain exercisable for the lesser of two years and the remaining term of the Williams Option. Under Mr. Williams' employment agreement, RSL Europe provides Mr. Williams with life insurance in value of four times his base salary and Mr. Williams is entitled to participate in a suitable personal pension program designated by him and approved by the Board of Inland Revenue of the U.K., equal to 12.5% of his base salary. If Mr. Williams' employment is terminated by RSL Europe without "Cause" or by Mr. Williams for "Good Reason," the employment agreement provides that Mr. Williams is entitled to receive previously earned but unpaid salary, vested benefits and a payment equal to his base salary as in effect immediately prior to the termination date. In the event of Mr. Williams' death or "Disability," he (or his representative or estate or beneficiary) will be paid, in addition to any previously earned but unpaid salary and vested benefits, 12 months' salary (reduced, in the case of "Disability," by any disability benefits he receives). If Mr. Williams' employment is terminated for any other reason, he is entitled to his earned salary and vested benefits.

         The Company has entered into an employment agreement with Nesim Bildirici, which commenced on January 1, 1998 and will terminate on December 31, 2000. The employment agreement provides that Mr. Bildirici is to serve as

Vice President--Mergers and Acquisitions of the Company and specifies certain of his other duties and reporting responsibilities. Under his employment agreement, Mr. Bildirici is entitled to receive a base salary of $250,000, increased on each January 1, commencing January 1, 1999, by an amount equal to the base salary then in effect, multiplied by the increase in the "Cost of Living Index" during the preceding year. As a result, Mr. Bildirici's base salary was increased to $254,000 for the current year. Mr. Bildirici's base salary, as adjusted for cost of living increases, may be further increased at the option and in the discretion of the Board of Directors. The employment agreement also provides that he is to be a participant in the Performance Plan. Additionally, pursuant to Mr. Bildirici's employment agreement, he was granted an option to purchase 216,428 shares of Class A Common Stock under the 1997 Plan (the "Bildirici Option"). The Bildirici Option becomes exercisable, in three equal installments, provided Mr. Bildirici is employed by the Company on the applicable vesting date, and once any installment becomes exercisable, such installment will remain exercisable until the expiration of seven years from the date of grant, except as described below. One-third of the Bildirici Option became exercisable on February 1, 1999. The remaining installments will become exercisable on January 1, 2000 and January 1, 2001, respectively. The Bildirici Option will be immediately terminated upon a termination of Mr. Bildirici's employment by the Company for "Cause." The Bildirici Option will become immediately exercisable in full in the event that Mr. Bildirici's employment with the Company is terminated: (i) by the Company other than for "Cause," (ii) by Mr. Bildirici for "Good Reason" or (iii) by reason of the death or "Disability" of Mr. Bildirici. Additionally, the Bildirici Option will become immediately exercisable in full upon a "Change in Control." The Bildirici Option will, following any termination of Mr. Bildirici's employment (other than for "Cause"), remain exercisable for the lesser of two years and the remaining term of the Bildirici Option. If Mr. Bildirici's employment is terminated by the Company without "Cause" or by Mr. Bildirici for "Good Reason," the employment agreement provides that Mr. Bildirici is entitled to receive previously earned but unpaid salary, vested benefits and a payment equal to his base salary as in effect immediately prior to the termination date. In the event of Mr. Bildirici's death or "Disability," he (or his representative or estate or beneficiary) will be paid, in addition to any previously earned but unpaid salary and vested benefits, 12 months' salary (reduced, in the case of "Disability," by any disability benefits he receives). If Mr. Bildirici's employment is terminated for any other reason, he is entitled to his earned salary and vested benefits.

         Each of the Company and RSL North America has entered into an employment agreement with Nir Tarlovsky, which commenced on January 1, 1998 and will terminate on December 31, 2000. Mr. Tarlovsky's employment agreements provide that he is to serve as Vice President--Business Development of each of the Company and RSL North America and specify certain of his other duties and reporting responsibilities. Under his employment agreement, Mr. Tarlovsky is entitled to receive an aggregate base salary of $250,000, increased on each January 1, commencing January 1, 1999, by an amount equal to the base salary then in effect, multiplied by the increase in the "Cost of Living Index" during the preceding year. As a result, Mr. Tarlovsky's aggregate base salary was increased to $254,000 for the current year. Mr. Tarlovsky's base salary, as adjusted for cost of living increases, may be further increased at the option and in the discretion of the Board of Directors. The employment agreements also provide that Mr. Tarlovsky is to be a participant in the Performance Plan. Additionally, pursuant to the Mr. Tarlovsky's employment agreement with the Company, he was granted an option to purchase 216,428 shares of Class A Common Stock under the 1997 Plan (the "Tarlovsky Option"). The Tarlovsky Option becomes exercisable in three equal installments, provided Mr. Tarlovsky is employed by the Company on the applicable vesting date, and once any installment becomes exercisable, such installment will remain exercisable until the expiration of seven years from the date of grant, except as described below. One-third of the Tarlovsky Option became exercisable on February 1, 1999. The remaining installments will become exercisable on January 1, 2000 and January 1, 2001, respectively. The Tarlovsky Option will be immediately terminated upon a termination of Mr. Tarlovsky's employment by the Company for "Cause." The Tarlovsky Option will become immediately exercisable in full in the event that Mr. Tarlovsky's employment with the Company is terminated: (i) by the Company other than for "Cause," (ii) by Mr. Tarlovsky for "Good Reason" or (iii) by reason of the death or "Disability" of Mr. Tarlovsky. Additionally, the Tarlovsky Option will become immediately exercisable in full upon a "Change in Control." The Tarlovsky Option will, following any termination of Mr. Tarlovsky's employment (other than for "Cause"), remain exercisable for the lesser of two years and the remaining term of the Tarlovsky Option. If Mr. Tarlovsky's employment is terminated by either the Company or RSL North America without "Cause" or by Mr. Tarlovsky for "Good Reason," his employment agreements provide that Mr. Tarlovsky is entitled to receive previously earned but unpaid salary, vested benefits and a payment equal to his base salary as in effect immediately prior to the termination date. In the event of Mr. Tarlovsky's death or "Disability," he (or his representative or estate or beneficiary) will be paid, in addition to any previously earned but unpaid salary and vested benefits, 12 months' aggregate salary (reduced, in the case of "Disability," by any disability benefits he receives). If Mr. Tarlovsky's employment is terminated for any other reason, he is entitled to his earned salary and vested benefits.

         The Company has also entered into an employment agreement with Donald Shassian, which commenced on January 1, 1999 and will terminate on December 31, 2002. The employment agreement provides that Mr. Shassian will serve as Executive Vice President and Chief Financial Officer of the Company and specifies certain of his other duties and reporting responsibilities. Under his employment agreement, Mr. Shassian is entitled to receive a base salary of $325,000, increased on each January 1, commencing January 1, 2000, by an amount equal to the base salary then in effect, multiplied by the increase in the "Cost of Living Index" during the preceding year. Mr. Shassian's base salary, as adjusted for cost of living increases, may be further increased at the option and in the discretion of the Board of Directors. The employment agreement also provides that he is to be a participant in the Performance Plan. Additionally, pursuant to Mr. Shassian's employment agreement, he was granted an option to purchase 250,000 shares of Class A Common Stock under the 1997 Plan (the "Shassian Option"). The Shassian Option will become exercisable in three equal installments on January 1, 2000, January 1, 2001 and January 1, 2002, at an exercise price of $28.25 per share, provided Mr. Shassian is employed by the Company on each such date, and once any installment becomes exercisable, such installment will remain exercisable until the expiration of seven years from the date of grant, except as described below. The Shassian Option will be immediately terminated upon a termination of Mr. Shassian's employment by the Company for "Cause." The Shassian Option will become immediately exercisable in full in the event that Mr. Shassian's employment with the Company is terminated:
(i) by the Company other than for "Cause," (ii) by Mr. Shassian for "Good Reason" (including in the event of a "Change in Control") or (iii) by reason of the death or "Disability" of Mr. Shassian. The Shassian Option will, following any termination of Mr. Shassian's employment (other than for "Cause"), remain exercisable for the lesser of two years and the remaining term of the Shassian Option. Additionally, Mr. Shassian is entitled to receive additional grants of options to purchase Class A Common Stock to the extent approved by the Compensation Committee and the Board of Directors. Such future grants will be commensurate with Mr. Shassian's position with the Company and with stock options awarded to other senior executives of the Company. Under Mr. Shassian's employment agreement, the Company provides Mr. Shassian with life insurance coverage of no less than $1,000,000. If Mr. Shassian's employment is terminated by the Company without "Cause" or by Mr. Shassian for "Good Reason" (including in the event of a "Change in Control"), the employment agreement provides that Mr. Shassian is entitled to receive previously earned but unpaid salary, vested benefits and a payment equal to his base salary for the remainder of the term but in no event less than 12 months, and an amount equal to Mr. Shassian's award, if any, under the Performance Plan for the year immediately preceding the year in which Mr. Shassian was terminated. In the case of a termination by Mr. Shassian for "Good Reason" as a result of a "Change in "Control," such payment will be paid within five days after the termination date. In the event of Mr. Shassian's death or "Disability," he (or his representative or estate or beneficiary) will be paid, in addition to any previously earned but unpaid salary and vested benefits, 12 months' salary (reduced, in the case of "Disability," by any disability benefits he receives). If Mr. Shassian's employment is terminated for any other reason, he is entitled to his earned salary and vested benefits.

         Each of the employment agreements described above contains noncompetition provisions applicable during the term of the relevant employment agreement and for nine months thereafter, in the case of Messrs. Williams, Tarlovsky and Bildirici, and for one year thereafter in the case of Messrs. Fisher and Shassian.

         The Company has entered into an agreement with Codan Services Limited, a corporate service company, located in Bermuda, of which Michael Ashford, the Company's Secretary and a resident of Bermuda, is a manager. Mr. Ashford serves as the Company's Secretary pursuant to such agreement.

         The Company has also entered into, or is in the process of entering into, employment agreements with other executive officers of the Company and the country managers of most of its local operations in various countries.


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The members of the Compensation Committee for the fiscal year ended December 31, 1998 were Ronald S. Lauder, Gustavo A. Cisneros and Eugene A. Sekulow.

         RSL Management, which is wholly owned by Ronald S. Lauder, the Chairman of the Board and the principal and controlling shareholder of the Company, subleases an aggregate of 10,000 square feet of office space to the Company at an annual rent of $521,000. RSL Management subleases such space from Estee Lauder. Ronald S. Lauder is a principal shareholder of Estee Lauder and Leonard A. Lauder, a director of the Company, is the Chief Executive Officer of Estee Lauder. Fred Langhammer, a director of the Company, is the President and Chief Operating Officer of Estee Lauder. In addition, RSL Management provided payroll and benefits services to the Company for an annual fee of $9,000 through 1998, which the Company believes is less than such services would cost if obtained from third parties. (Ronald S. Lauder abstained from discussions relating to maintaining such services.) Jacob Z. Schuster, a director, Executive Vice President and
Assistant Secretary of the Company, is the President and Treasurer of RSL Management. In 1996, Mr. Schuster received compensation only for his services to RSL Management (and such compensation was paid by RSL Management). In 1997, Mr. Schuster received compensation from RSL Management and the Company for the respective services provided by him to each of RSL Management and the Company. From January 1, 1998 until December 31, 1998, Mr. Schuster devoted approximately 75% of his time to the Company and approximately 25% of his time to RSL Management and was compensated by each of the Company and RSL Management on that basis. See "Executive Compensation--Summary Compensation Table."

         The Company provides telecommunications services to Estee Lauder at rates comparable to those provided to preferred customers.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee is responsible for recommending to the Board of Directors the overall executive compensation strategy of the Company and for the ongoing monitoring of the strategy's implementation. In addition to recommending and reviewing the compensation of the executive officers, it is the responsibility of the Compensation Committee to recommend new incentive compensation plans and to implement changes and improvements (such as the proposed amendments to the 1997 Plan) to existing compensation plans, including the 1997 Plan, the Performance Plan and the Directors' Plan. The Compensation Committee makes its compensation determinations based upon its own analysis of information it compiles and the business experience of the members.

Overall Policy

         The Compensation Committee believes that the Company's executive officers constitute a highly qualified and motivated management team and are largely responsible for the Company's growth and success to date. The Compensation Committee further believes that the stability of the management team, as well as the Company's ability to continue to incentivize management and to attract and retain highly qualified executives for its expanding operations, will be a contributing factor to the Company's continued growth and success. In order to promote stability, growth and performance, and to attract new executives, the Company's strategy is to compensate its executives with an overall package that the Company believes is competitive with those offered by similarly situated companies and which consists of (i) a stable base salary set at a sufficiently high level to retain and motivate these officers but targeted to be in the lower to median half of its peer group comparables, (ii) an annual bonus linked to the Company's overall performance each year and which could represent a potentially significant portion of the executive officer's annual compensation and (iii) equity-related compensation, which aligns the financial interests of the Company's executive officers with those of the Company's shareholders by promoting stock ownership and stock performance through the grant of stock options and SARs, restricted stock and other equity and equity-based interests under the Company's various plans.

         Executive officers are also entitled to customary benefits generally available to all employees of the Company, including group medical and life insurance. Base salary, bonuses and benefits are paid by the Company and its subsidiaries.

Federal Income Tax Deductibility of Executive Compensation

         Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the amount of compensation a publicly held corporation may deduct as a business expense for Federal income tax purposes. The limit, which applies to a company's chief executive officer and the four other most highly compensated executive officers, is $1 million (the "Deductibility Limit"), subject to certain exceptions. The exceptions include the general exclusion of performance-based compensation from the calculation of an executive officer's compensation for purposes of determining whether his or her compensation exceeds the Deductibility Limit. The Compensation Committee has determined that compensation payable to the executive officers should generally meet the conditions required for full deductibility under section 162(m) of the Code. While the Company does not expect to pay its executive officers compensation in excess of the Deductibility Limit, the Compensation Committee also recognizes that in certain instances it may be in the best interest of the Company to provide compensation that is not fully deductible.

         With respect to the Performance Plan described below, because the Performance Plan was in existence prior to the completion of the IPO, the Deductibility Limit generally will not apply to payments under such plan until the Company's annual general meeting of shareholders to be held in 2001, the first meeting of the Company's shareholders at which directors will be elected after the close of the third calendar year following the calendar year in which the IPO was closed.

Base Salary

         With the exception of Jacob Z. Schuster, the Named Executive Officers' base salaries are based upon employment agreements between the Company and such officers. See "-- Employment Contracts, Termination of Employment and Change-in-Control Arrangements." With respect to Mr. Schuster and other senior executives, base salaries were and are influenced by a variety of objective and subjective factors.

Annual Incentive Bonuses

         The Company has established the Performance Plan to enable the Company and its subsidiaries to attract, retain, motivate and reward the best qualified executive officers and key employees by providing them with the opportunity to earn competitive compensation directly linked to the Company's performance. The Performance Plan is effective through and including the year 2000, unless extended or earlier terminated by the Board of Directors. The Compensation Committee may determine that any bonus payable under the Performance Plan be paid in cash, in shares of Class A Common Stock or in any combination thereof, provided that at least 50% of such bonus is required to be paid in cash. In addition, the Performance Plan permits a participant to elect to defer payment of his or her bonus on terms and conditions established by the Compensation Committee. No more than 400,000 shares of Class A Common Stock may be issued under the Performance Plan.

         Under the Performance Plan, bonuses are payable if the Company meets any one or more of the following performance criteria, which are set annually by the Compensation Committee: (i) amount of or increase in consolidated EBITDA (which consists of earnings (loss) before interest, income taxes, depreciation and amortization); (ii) revenues; (iii) earnings per share; (iv) net income; (v) gross profit margin; (vi) maximum capital expenditures; (vii) return on equity; and/or (viii) return on total capital.

         With the exception of bonus amounts awarded for 1997, bonus amounts are determined as follows: if 100% of the pre-established targets are achieved, participants will generally be eligible to receive a bonus equal to their base salary for such year. If 120% of such targets are achieved, the bonus potentially payable to participants will generally equal twice their base salary for such year and, if 80% of such targets are achieved, the bonus potentially payable to participants will generally equal 25% of their base salary for such year. In the case of the Company's Chief Executive Officer, the amount of such potential bonus will be 150% of base salary if 100% of the targets are achieved, 250% of base salary if 120% of the targets are achieved and 25% of such base salary if 80% of the targets are achieved. To the extent the Company's results exceed 80% of the targets but is less that 120% of the targets, the amount of the bonus payable to participants will be adjusted proportionately based on where such results fall within the ranges set forth above. Any such bonus will consist of two components. Fifty percent of the amount determined pursuant to the formula described above will be payable if the targets are achieved. Up to an additional 50% of such amount will be payable in the discretion of the Compensation Committee. In addition, the Performance Plan permits the Compensation Committee to grant discretionary bonuses to participants, notwithstanding that a bonus would not otherwise be payable under the Performance Plan, to recognize extraordinary individual performance.

         With respect to 1997 only, a cash bonus pool of $2,675,000 was established by the Board of Directors and approved by the Company's shareholders. The Company achieved the specified performance targets set by the Compensation Committee for 1997 and, under the Performance Plan, $650,000 was awarded to the Company's Chief Executive Officer, Mr. Itzhak Fisher. Of the balance of funds remaining in the bonus pool, approximately $1,250,000 was awarded to key employees of the Company and its subsidiaries based upon the recommendation of Mr. Fisher and as approved by the Compensation Committee and the Board of Directors (including $997,500 paid to the other Named Executive Officers). The $775,000 balance of the $2,675,000 cash bonus pool was not paid out. Pursuant to the terms of the Performance Plan, the awards were paid in 1998, promptly following the completion of the audit of the Company's 1997 financial statements. The Compensation Committee determined that all such bonuses for 1997 were to be paid in cash.

         With respect to 1998, the Company achieved 100% of the pre-established targets set by the Compensation Committee and, under the Performance Plan, $650,000 was awarded to Mr. Itzhak Fisher. In addition, $1,835,000 was awarded to key employees of the Company and its subsidiaries based upon the recommendation of Mr. Fisher and as approved by the Compensation Committee and the Board of Directors (including $850,000 paid to the other Named Executive Officers other than Mr. Williams whose bonus has not yet been determined). Pursuant to the terms of the Performance Plan, the awards were paid in the current year, promptly following the completion of the audit of the Company's 1998 financial statements. The Compensation Committee determined that all such bonuses for 1998 were to be paid in cash.

         The Chief Executive Officer's bonus compensation is based upon employment agreements between each of the Company and RSL North America, on one hand, and Mr. Fisher, on the other hand, which provides for Mr. Fisher's participation in the Performance Plan, as well as other long-term bonus compensation based on the Company's stock performance over time. For additional information relating to the employment agreements with the Chief Executive Officer, see the discussion at page 11 of this Proxy Statement.

Long-Term Incentive Compensation

         The Company reinforces the importance of producing satisfactory returns to shareholders over the long term through the operation of the 1997 Plan and the Directors' Plan. (For a discussion relating to the Directors' Plan, refer to page 11 of this Proxy Statement.) Grants of stock, stock options, stock unit awards and SARs under such plans provide executives with the opportunity to acquire an equity interest in the Company and align the executive's interest with that of the shareholders to create shareholder value as reflected in growth in the market price of the Class A Common Stock.

         1997 Plan

         The 1997 Plan was adopted in conjunction with the Company's IPO. The purposes of the 1997 Plan are to foster and promote the long-term financial success of the Company and materially increase shareholder value by (i) motivating superior performance by means of performance-related incentives, (ii) encouraging and providing for the acquisition of an ownership interest in the Company by executive officers and other key employees (and by all employees if the proposals to amend the 1997 Plan are approved and adopted at the Meeting) and (iii) enabling the Company to attract and retain the services of an outstanding management team upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent.

         Under the 1997 Plan, the Compensation Committee is authorized to grant options for up to 3,100,000 shares of Class A Stock (to be increased to 8,100,000 shares if the proposals to amend the 1997 Plan are approved and adopted at the Meeting). This represented, at the time of the IPO, approximately 7% of the outstanding shares of the Company, on a fully-diluted basis. It was intended that the options granted under the 1997 Plan were to be granted only to the Company's key employees. Since such time, the Company has experienced tremendous growth through numerous acquisitions in various countries in which the Company now operates. The Company has, in the past, attempted to focus its employees in each of its local operations to grow only the local country market, respectively. In order to provide a greater incentive to the Company's employees in each of its local operations to focus on decisions that, not only affect the local operation, but more importantly, affect the Company as a whole, the Company has determined that a broader distribution of stock options to its employees generally is necessary and warranted. The Company believes that the annual incentive bonuses will focus employees on improving their local operations, and the long-term compensation awards, in the form of stock options, will focus employees on contributing value to the Company as a whole. Accordingly, the Company is proposing an increase to 8,100,000 the number of shares with respect to which options or other awards may be granted. For more information relating to the proposals to amend the Company's 1997 Plan, see the discussion beginning at page 20 of this Proxy Statement.

         The 1997 Plan is administered by the Compensation Committee and provides for the grant of (i) incentive and non-incentive stock options to purchase Class A Common Stock; (ii) SARs, which may be granted in tandem with stock options, in addition to stock options, or freestanding; (iii) restricted stock and restricted units; (iv) incentive stock and incentive units; (v) deferred stock units; and (vi) stock in lieu of cash. The maximum number of shares for which options or SARs may be granted to any one participant in a calendar year is 500,000. As of December 31, 1998, the Company has granted options to acquire an aggregate of 1,093,020 shares of Class A Common Stock and 164,250 shares of restricted stock under the 1997 Plan which vests over three years. The Company also granted restricted units and incentive units under the 1997 Plan to certain employees which generally are convertible into shares of Class A Common Stock or cash, at the Company's discretion. As of December 31, 1998, the approximate total number of shares of Class A Common Stock into which all outstanding restricted units and incentive units may be converted, based on the valuations attributed to the Company's subsidiaries and the average closing price of the Class A Common Stock on September 30, 1998, is estimated to be 1,331,813. As of December 31, 1998, vested and exercisable restricted units and incentive units which may be converted, based on the valuations attributed to the Company's subsidiaries and the average closing price of the Class A Common Stock on September 30, 1998, is estimated to be 436,021. See "Employment Contracts, Termination of Employment and Change-in-Control Arrangements."

         1995 Plan

         In April 1995, the Board of Directors authorized, and the shareholders of the Company approved, the 1995 Plan (which was later amended and restated). Under the 1995 Plan, the Compensation Committee was authorized to grant options for up to 2,847,000 shares of Class A Common Stock. As of December 31, 1998, the Company had granted options to purchase 2,716,617 shares of Class A Common Stock under the 1995 Plan of which 760,998 remain outstanding (and 392,770 currently exercisable). In general, options granted under the 1995 Plan terminate on the tenth anniversary of the date of grant. The 1995 Plan was developed to provide incentives to employees of the Company and to attract new employees and non-employee directors. In connection with the IPO, the 1995 Plan was replaced by the 1997 Plan, the Performance Plan and the Directors' Plan. The Company has not granted further options under the 1995 Plan since the IPO, and will not grant further options under the 1995 Plan.

Chief Executive Officer's Fiscal 1998 Compensation

         Mr. Itzhak Fisher, a co-founder of the Company and the Company's Chief Executive Officer led the Company to a successful year in 1998. The Company met its performance criteria set by the Compensation Committee and completed several significant acquisitions and alliances with strategic partners. Under the terms of his employment agreements with the Company and RSL North America, Mr. Fisher received an aggregate annual base salary of $400,000 and his required participation in the Performance Plan resulted in bonus compensation for 1998 in the amount of $650,000, which was paid in March 1999. The terms of Mr. Fisher's employment agreements are described in detail at page 11 of this Proxy Statement. The Compensation Committee believes Mr. Fisher's performance in 1998, and his ability and dedication to increase the long-term value of the Company for its shareholders through leadership and vision, was excellent.

                                Submitted By:

                                Ronald S. Lauder
                                Gustavo A. Cisneros
                                Eugene A. Sekulow

                               PERFORMANCE GRAPH

         The following performance graph compares the yearly percentage change in the total shareholder return on the Class A Common Stock during the period beginning on October 1, 1997 (the date on which the Class A Common Stock began trading publicly on The Nasdaq National Market) and ending on December 31, 1998 with the cumulative total return on The Nasdaq National Market - U.S. and Foreign Index and a self-determined peer group. The companies included in the self-determined peer group are Esprit Telecom Group PLC, Primus Telecommunications Group, Inc.,* Telegroup, Inc., Viatel, Inc., Pacific Gateway Exchange, Inc., and Star Telecommunications, Inc. The comparison assumes that $100 was invested on October 1, 1997 in the Class A Common Stock and in the foregoing indices and assumes the reinvestment of dividends. The performance shown is not necessarily indicative of future performance.

              COMPARISON OF FIFTEEN-MONTH CUMULATIVE TOTAL RETURN


                             [Graph appears here]

                                                Cumulative Total Return($)
                                      ------------------------------------------
CRSP Total Returns Index for:         10/1/97  12/97   3/98   6/98   9/98  12/98
-----------------------------         -------  -----   ----   ----   ----  -----

RSL Communications, Ltd.                100     100     105    136    123   134
Nasdaq Stock Market (U.S. & Foreign)    100      93     109    112    100   129
Self-Determined Peer Group              100     131     195    146    106   170

----------

* In June 1998, Primus Telecommunications Group, Inc. acquired Trescom International, Inc., a corporation previously included in the Company's self-determined peer group.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Company intends to avoid entering into agreements and arrangements (such as consulting agreements) with its non-employee directors or their affiliates which, directly or indirectly, would result in compensation being received by such directors.

         The law firm of Conyers, Dill & Pearman, of which Nicolas G. Trollope, a director of the Company, is a partner, was engaged as the Company's counsel in Bermuda for the fiscal year ended December 31, 1998 and will continue to be so engaged for the current fiscal year. Mr. Trollope does not receive compensation as a director; Conyers, Dill & Pearman was paid $90,000 in 1998.

         The Company has entered into an agreement with Codan Services Limited ("Codan"), a corporate service company, located in Bermuda, of which Michael Ashford, the Company's Secretary and a resident of Bermuda, is a manager. Mr. Ashford serves as the Company's Secretary pursuant to such agreement. The agreement with Codan also provides that it will furnish the Company with corporate administrative services including the services of a registered office, maintenance of statutory records and registers and associated clerical and secretarial services.

         Pursuant to an employment agreement, dated July 31, 1997, between the Company and Andrew Shields, an executive officer of the Company, the Company loaned Mr. Shields $100,000 in 1997 to facilitate his relocation to another state at the Company's request. The principal amount of $100,000 and interest bearing a rate of 6% is due on August 11, 2002 unless either Mr. Shields sells shares of Common Stock with an aggregate value equal to or greater than $100,000 or Mr. Shield's employment is terminated, in which cases, the note is payable on demand.

         For additional disclosure with respect to certain transactions between the Company and certain of its directors, see the discussion at page 14 of this Proxy Statement under the heading "Compensation Committee Interlocks and Insider Participation."

                                   PROPOSAL 2

       AMENDMENT TO THE COMPANY'S 1997 STOCK INCENTIVE PLAN TO EXPAND THE EXISTING GROUP OF PARTICIPANTS TO WHOM OPTIONS AND OTHER AWARDS MAY BE
      GRANTED TO INCLUDE ALL EMPLOYEES OF THE COMPANY AND ITS SUBSIDIARIES

         In connection with the IPO, the Company adopted the 1997 Plan. The Compensation Committee is authorized under the 1997 Plan to grant options or other awards to officers of the Company within the meaning of Rule 16a-1(f) of the Exchange Act and key employees of the Company and its subsidiaries (the "Subsidiaries"). On March 1, 1999, the Board of Directors unanimously approved an amendment to the 1997 Plan to expand significantly the existing group of participants to whom options and other awards may be granted to include all employees of the Company and the Subsidiaries.

         The Board of Directors believes that the proposed amendment would promote the Company's interests and those of its shareholders by strengthening the Company's ability to attract and retain employees at all levels who can make substantial contributions to the success of the Company and by providing all employees with a direct personal interest in the Company's continued success and progress and in the market price of the Class A Common Stock. This is a change in the Company's approach, which had been to grant options only to key employees.

Vote Required; Recommendation

         Approval of this proposal requires the affirmative vote of a majority of the votes cast, in person or by proxy, at the Meeting, provided that a quorum is present in person or by proxy. This proposal and Proposal 3 (described below) are interdependent and, therefore, unless both Proposal 2 and Proposal 3 are approved and adopted at the Meeting, the 1997 Plan will remain in effect in its present form. If a shareholder holding shares registered in the name of a brokerage firm or bank votes via the Internet or if any shareholder signs a proxy card but, in either case, does not give voting instructions with respect to a particular matter, such shareholder's shares will be voted FOR the proposal to amend the 1997 Plan to expand the existing group of participants to whom options and other awards may be granted to include all employees of the Company and the Subsidiaries. A shareholder who votes by telephone and a shareholder with shares registered in his or her own name who votes via the Internet must vote with respect to each matter to be presented at the Meeting in order for his or her votes to be recognized with respect to any matter.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF THE AMENDMENT TO THE 1997 PLAN TO EXPAND THE EXISTING GROUP OF PARTICIPANTS TO WHOM OPTIONS AND OTHER AWARDS MAY BE GRANTED TO INCLUDE ALL EMPLOYEES OF THE COMPANY AND THE SUBSIDIARIES.

         See the discussion at page 22 of this Proxy Statement for a description of the material features of the 1997 Plan and the proposed amendments thereto. The complete text of the 1997 Plan , as modified by the proposed amendments, is set forth in Exhibit A to this Proxy Statement.

                                   PROPOSAL 3

            AMENDMENT TO THE COMPANY'S 1997 STOCK INCENTIVE PLAN TO
       INCREASE TO 8,100,000 THE NUMBER OF SHARES WITH RESPECT TO WHICH
                     OPTIONS OR OTHER AWARDS MAY BE GRANTED

         The Compensation Committee is authorized to grant options or other awards for up to 3,100,000 shares of Class A Common Stock under the 1997 Plan. The number of shares subject to the 1997 Plan was, at the time of the IPO, approximately 7% of the outstanding shares of the Company, on a fully-diluted basis. At that time, the Company intended that the number of shares subject to the 1997 Plan would meet the Company's needs for three to five years. As a result of the Company's change in compensation philosophy as described in Proposal 2 above, the Company needs significantly more options to be authorized. On March 1, 1999, the Board of Directors unanimously approved an amendment to the 1997 Plan to increase by 5,000,000 the number of shares with respect to which options or other awards may be granted pursuant to the 1997 Plan. This would result in an increase in the number of shares of Class A Common Stock with respect to which options and other awards may be granted under the 1997 Plan from 3,100,000 to 8,100,000. The additional 5,000,000 shares subject to the 1997 Plan represents approximately 8% of the outstanding shares of the Company, on a fully-diluted basis. The purpose of this amendment is to authorize sufficient shares for issuance under the 1997 Plan to meet the needs of the 1997 Plan if Proposal 2, which calls for the expansion of the group of participants to whom options and other awards may be granted under the 1997 Plan, is approved and adopted at the Meeting. See the discussion set forth above for more information relating to Proposal 2.

Vote Required; Recommendation

         Approval of this proposal requires the affirmative vote of a majority of the votes cast, in person or by proxy, at the Meeting, provided that a quorum is present in person or by proxy. This proposal and Proposal 2 (described above) are interdependent and, therefore, unless both Proposal 2 and Proposal 3 are approved and adopted at the Meeting, the 1997 Plan will remain in effect in its present form. If a shareholder holding shares registered in the name of a brokerage firm or bank votes via the Internet or if any shareholder signs a proxy card but, in either case, does not give voting instructions with respect to a particular matter, such shareholder's shares will be voted FOR the proposal to amend the 1997 Plan to increase to 8,100,000 the number of shares with respect to which options or awards may be granted. A shareholder who votes by telephone and a shareholder with shares registered in his or her own name who votes via the Internet must vote with respect to each matter to be presented at the Meeting in order for his or her votes to be recognized with respect to any matter.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF THE AMENDMENT TO THE 1997 PLAN TO INCREASE TO 8,100,000 THE NUMBER OF SHARES WITH RESPECT TO WHICH OPTIONS OR OTHER AWARDS MAY BE GRANTED.

         Set forth below is a description of the material features of the 1997 Plan and the proposed amendments thereto. The complete text of the 1997 Plan, as modified by the proposed amendments, is set forth in Exhibit A to this Proxy Statement.

Nature and Purpose of Plan

         The purpose of the 1997 Plan is to foster and promote the long-term financial success of the Company and materially increase shareholder value by
(a) motivating superior performance by means of performance-related incentives,
(b) encouraging and providing for the acquisition of an ownership interest in the Company by executive officers and key employees of the Company and the Subsidiaries and (c) enabling the Company to attract and retain the services of an outstanding management team upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent. As discussed above, Proposal 2 seeks approval of an amendment to the 1997 Plan that would permit all employees of the Company and the Subsidiaries to receive Awards (as defined below) under the 1997 Plan.

         The 1997 Plan provides for the grant of (i) incentive stock options ("ISOs") and non-incentive stock options ("NSOs") to purchase Class A Common Stock; (ii) SARs, which may be granted in tandem with stock options, in addition to stock options, or freestanding; (iii) restricted stock and restricted units;
(iv) incentive stock and incentive units; (v) deferred stock units; and (vi) stock in lieu of cash (hereinafter referred to as "Awards").

Administration

         The 1997 Plan is administered by the Compensation Committee.

Duration and Modification

         The 1997 Plan will terminate not later than October 6, 2007. The Board of Directors or the Compensation Committee may amend, suspend or terminate the 1997 Plan or any portion thereof at any time, provided that no amendment shall be made without shareholder approval if such amendment would (i) increase the number of shares of Class A Common Stock subject to the 1997 Plan, (ii) change the price at which Awards may be granted, or (iii) remove the administration of the 1997 Plan from the Compensation Committee.

Securities Subject to 1997 Plan; Market Price

         3,100,000 shares of Class A Common Stock have been reserved for issuance upon exercise of Awards granted under the 1997 Plan. If Proposal 3, which seeks approval of an amendment to the 1997 Plan to increase the number of shares subject to the 1997 Plan, is approved and adopted at the Meeting, such amount will be increased to 8,100,000.

         The closing bid price of the Class A Common Stock on The Nasdaq National Market on March 24, 1999 was $32.125 per share.

Eligibility and Extent of Participation

         The 1997 Plan provides for discretionary grants of Awards to officers of the Company within the meaning of Rule 16a-1(f) of the Exchange Act and key employees of the Company and the Subsidiaries. Directors of the Company who are not employees are specifically prohibited from participating in the 1997 Plan. As of December 31, 1998, approximately 35 people were eligible to receive Awards under the 1997 Plan. If Proposal 2, which seeks approval of an amendment to the 1997 Plan to expand the group of employees eligible to participate in the 1997 Plan, is approved and adopted at the Meeting, all employees of the Company and the Subsidiaries will be eligible for grants of Awards under the 1997 Plan. If the 1997 Plan, as modified by the amendments, was in effect as of December 31, 1998, approximately 2,000 people would have been eligible to receive Awards under the 1997 Plan. The maximum number of shares for which options or SARs may be granted to any one participant in a calendar year is 500,000.

Stock Options

         Under the 1997 Plan, the exercise price of the options generally initially equal the fair market value of the Class A Common Stock on the date of grant. The exercise price cannot be less than fair market value on the date of grant.

         The options generally will have a term of seven years and generally will become exercisable in three equal annual installments commencing on the first anniversary of the date of grant.

         The Compensation Committee may provide that a participant who delivers shares of Class A Common Stock to exercise an option when the market value of the Class A Common Stock exceeds the exercise price of the Option will be automatically granted new options for the number of shares delivered to exercise the option ("Reload Options"). Reload Options will be subject to the same terms and conditions as the related option except that the exercise price is the fair market value on the date the Reload Option is granted and such Reload Options will not be exercisable for six months.

Stock Appreciation Rights

         The 1997 Plan authorizes the Compensation Committee to grant SARs in tandem with a stock option, in addition to a stock option, or freestanding and unrelated to a stock option. SARs entitle the participant to receive the excess of the fair market value of a stated number of shares of Class A Common Stock on the date of exercise over the base price of the SAR. The base price may not be less than 100% of the fair market value of the Class A Common Stock on the date the SAR is granted. The Compensation Committee will determine when an SAR is exercisable, the method of exercise, and whether settlement of the SAR is to be made in cash, shares of Class A Common Stock or a combination of the foregoing.

Restricted Stock and Restricted Units

         The 1997 Plan authorizes the Compensation Committee to grant Awards in the form of restricted stock and restricted units. For purposes of the 1997 Plan, restricted stock is an Award of Class A Common Stock and a restricted unit is a contractual right to receive Class A Common Stock (or cash based on the fair market value of Class A Common Stock). Such Awards are subject to such terms and conditions, if any, as the Compensation Committee deems appropriate. Unless otherwise determined by the Compensation Committee, participants are entitled to receive either currently or at a future date, dividends or other distributions paid with respect to restricted stock and, if and to the extent determined by the Compensation Committee, either to be credited with or receive currently an amount equal to dividends paid with respect to the corresponding number of shares covered by restricted units. Restricted stock and restricted units become vested and nonforfeitable and the restricted period shall lapse upon the third anniversary of the date of grant unless the Compensation Committee determines otherwise. If a participant's employment terminates because of death, disability, early retirement (with the Compensation Committee's consent) or normal retirement, during the period in which the transfer of shares is restricted, the restricted stock or restricted units become vested and nonforfeitable as to that percentage of the shares based upon the days worked as a percentage of total days in the restricted period. Unless nonforfeitable on the date of termination or otherwise determined by the Compensation Committee, a restricted stock or restricted unit Award is forfeited on termination.

Incentive Stock and Incentive Units

         The 1997 Plan allows for the grant of Awards in the form of incentive stock and incentive units. For purposes of the 1997 Plan, incentive stock is an Award of Class A Common Stock and an incentive unit is a contractual right to receive Class A Common Stock. Such Awards will be contingent upon the attainment, in whole or in part, of certain performance objectives over a period to be determined by the Compensation Committee. With regard to a particular performance period, the Compensation Committee has the discretion, subject to the 1997 Plan's terms, to determine the terms and conditions of such Awards, including the performance objectives to be achieved during such period and the determination of whether and to what degree such objectives have been attained. Unless otherwise determined by the Compensation Committee, participants are entitled to receive, either currently or at a future date, all dividends and other distributions paid with respect to the incentive stock and, if and to the extent determined by the Compensation

Committee, either to be credited with or receive currently an amount equal to dividends paid with respect to the corresponding number of shares covered by the incentive units. If a participant's employment terminates because of death, disability, early retirement (with the Compensation Committee's consent) or normal retirement during the measurement period, an Award of incentive stock or incentive units will become vested and nonforfeitable as to that percentage of the Award that would have been earned based on the attainment of performance objectives for the days employed as a percentage of total days in the performance period. Unless nonforfeitable on the date of termination, any incentive stock or incentive unit Award is forfeited on termination.

Deferred Stock

         An Award of deferred stock confers upon a participant the right to receive shares of Class A Common Stock at the end of a specified deferral period. On such date or dates established by the Compensation Committee and subject to such terms and conditions as the Compensation Committee will determine, a participant may be permitted to defer receipt of all or a portion of his annual compensation and/or annual incentive bonus ("Deferred Annual Amount") and receive the equivalent amount in elective stock units based on the fair market value of the Class A Common Stock on the date of grant. To the extent determined by the Compensation Committee, a participant may also receive supplemental stock units for a percentage of the Deferred Annual Amount. If the participant elects to receive any portion of a bonus in Class A Common Stock in lieu of cash as allowed by the 1997 Plan, the Compensation Committee may grant an Award of deferred stock as free standing stock units, in such number and on such terms as the Compensation Committee may determine. Deferred stock units carry no voting rights until the shares have been issued. The Compensation Committee will determine whether any dividend equivalents attributable to deferred units are paid currently or credited to the participant's account and deemed reinvested in deferred stock units. Deferred stock units and dividend equivalents with respect thereto are fully vested at all times. Unless the Compensation Committee provides otherwise, supplemental stock units and dividend equivalents with respect thereto will become fully vested on the third anniversary of the date the corresponding deferred amount would have been paid and free standing stock units and dividend equivalents with respect thereto will become fully vested on the third anniversary of the corresponding Class A Common Stock in lieu of a cash Award. Free standing units may be forfeited if the corresponding Class A Common Stock is not held for a specified holding period.

Stock in Lieu of Cash

         The 1997 Plan authorizes the Compensation Committee to grant Awards of Class A Common Stock to executive officers in lieu of all or a portion of an Award otherwise payable in cash pursuant to any bonus or incentive compensation plan of the Company, based on the fair market value of the Class A Common Stock.

Change in Control

         Under the 1997 Plan, the Compensation Committee has discretion at the time of grant or thereafter to modify the vesting schedule of an Award granted to a participant. On March 1, 1999, the Compensation Committee unanimously determined that with respect to Awards previously granted and Awards granted in the future, in the event of a Change in Control (as defined below), 100% of Awards granted will immediately become fully vested and exercisable or, at the Compensation Committee's sole discretion, such Award may be canceled in exchange for a payment to a participant in cash of an amount equal to the excess of the Change in Control Price (as defined below) over the exercise price for such Award; provided, however, no cancellation, acceleration of exercisability or vesting will occur with respect to an Award granted under the 1997 Plan if the Compensation Committee determines prior to the occurrence of a Change in Control that such Award will be honored or assumed, or, subject to certain conditions, a new stock option substituted therefor (such honored, assumed or substituted option referred to below as an "Alternative Option") by such participant's new employer (or the parent or a subsidiary of such employer) immediately following the Change in Control.

         The Compensation Committee also determined that if the employment of an employee of the Company is involuntarily terminated by the Company, other than for Cause (as defined under the 1997 Plan), or constructively terminated following a Change in Control, the Alternative Option shall become immediately vested and exercisable as of the date of such termination, unless with respect to such a Change-in-Control transaction (a) initial discussions occurred on or prior to March 1, 2000 and (b) the Board of Directors determines that it is intended that "pooling of interests" accounting be available for a transaction giving rise to, or directly related to, such Change in Control.

         For purposes of the preceding two paragraphs, "Change in Control" means the occurrence of (i) a sale or other disposition of stock of the Company, or an issuance of stock of the Company as a result of which any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act), other than Ronald S. Lauder, is or becomes the beneficial owner of more than 25% of the total voting power of the Company, and Mr. Lauder (x) beneficially owns a lesser percentage of the total voting power of the Company than such other "person" and (y) no longer has the right or ability by voting power, contract or otherwise to elect or designate a majority of the Board of Directors, (ii) any merger, consolidation or reorganization following which Mr. Lauder no longer has the right or ability by voting power, contract or otherwise to elect or designate a majority of the Board of Directors, (iii) a transaction pursuant to which more than 50% of the total value of the assets of the Company and its consolidated subsidiaries are transferred and the transferee of such assets is not Mr. Lauder or a company controlled by him, or (iv) a complete liquidation of the Company.

         "Change in Control Price" means the highest price per share of Class A Common Stock paid in conjunction with any transaction resulting in a Change in Control (as defined above) (as determined in good faith by the Compensation Committee if any part of the offered price is payable other than in cash) or, in the case of a Change in Control occurring solely by reason of a transaction described in (iii) above, the highest fair market value of the Class A Common Stock on any of the 30 trading days immediately preceding the date on which such Change in Control occurs.

United States Income Tax Consequences

         The following discussion of the U.S. income tax consequences of the granting and exercise of options and the issuance and acquisition of shares under the 1997 Plan, and the sale of shares of Class A Common Stock acquired as a result thereof, is based on an analysis of the Code as currently in effect, existing laws, judicial decisions and administrative rulings and regulations, all of which are subject to change. In addition to being subject to the U.S. income tax consequences described below, a participant may also be subject to state and/or local income tax consequences in the jurisdiction in which he or she works and/or resides.

         Non-Statutory Stock Options. No income will be recognized by a participant at the time a NSO is granted. Ordinary income will be recognized by a participant at the time a NSO is exercised, and the amount of such income will be equal to the excess of the fair market value on the exercise date of the shares issued to the participant over the exercise price. This ordinary income will also constitute wages subject to withholding and the Company will be required to make whatever arrangements are necessary to ensure that the amount of the tax required to be withheld is available for payment in money.

         The Company generally will be entitled to a deduction for U.S. income tax purposes in the same amount as the amount that the participant is required to include in income upon exercise of his or her NSO, subject to the usual rules as to reasonableness of compensation and provided that the Company timely complies with the applicable information reporting requirements.

         If a participant makes payment of the exercise price by delivering shares of Class A Common Stock, the participant generally will not recognize any gain as a result of such delivery, but the amount of gain, if any, which is not so recognized will be excluded from his or her basis in the new shares received.

         Capital gain or loss on a subsequent sale or other disposition of the shares of Class A Common Stock acquired upon exercise of a NSO will be measured by the difference between the amount realized on the disposition and the tax basis of such shares. The tax basis of the shares acquired upon the exercise of any NSO will be equal to the sum of the exercise price of such NSO and the amount included in income with respect to such option. The holding period will be measured from the date of exercise. Depending on whether the shares are held 12 months or less, or longer than 12 months, capital gain or loss will be either short-term or long-term.

         Incentive Stock Options. An ISO is an option which meets the requirements of Code section 422(b). In general, neither the grant nor the exercise of an ISO will result in taxable income to a participant or a deduction to the Company for U.S. tax purposes. However, for purposes of the alternative minimum tax, the spread on the exercise of an ISO will be considered as part of the participant's income.

         The sale of the shares of Class A Common Stock received pursuant to the exercise of an ISO which satisfies the holding period rules generally will result in capital gain to a participant and will not result in a tax deduction to the Company. To receive ISO treatment as to the shares acquired upon exercise of an ISO, a participant must neither dispose of such shares within two years after the option is granted nor within one year after the exercise of such ISO. In addition, a participant generally must be an employee of the Company (or a Subsidiary) at all times between the date of grant and the date three months before exercise of the option.

         If the holding period rules are not satisfied, the portion of any gain recognized on the disposition of the shares acquired upon the exercise of an ISO that is equal to the lesser of (a) the fair market value of the shares on the date of exercise minus the exercise price or (b) the amount realized on the disposition minus the exercise price, will be treated as ordinary income, with any remaining gain being treated as capital gain. The Company will be entitled to a deduction for U.S. tax purposes equal to the amount of such ordinary income.

         If a participant makes payment of the exercise price by delivering shares of Class A Common Stock, the participant generally will not recognize any gain with respect to such shares as a result of such delivery but the amount of gain, if any, which is not so recognized will be excluded from his or her basis in the new shares received. However, the use by a participant of shares previously acquired pursuant to the exercise of an ISO to exercise an option will be treated as a taxable disposition if the transferred shares were not held by the participant for the requisite holding period.

         Restricted Stock and Incentive Stock. Absent an election under Code section 83(b), a participant generally will only recognize ordinary income at the times when the restrictions with respect to the restricted stock or incentive stock allocated to the participant lapse (or terminate) pursuant to the 1997 Plan, and the amount of such income will be equal to the fair market value of such restricted stock or incentive stock at such times.

         If, on the other hand, a participant were to make an election under Code section 83(b) (which election must be made within 30 days after the date of issuance of the restricted stock or incentive stock to the participant), then the participant generally will recognize ordinary income at the time of such issuance, in an amount equal to the fair market value of all of the restricted stock or incentive stock granted to the participant at such time (determined without regard to the restrictions). If such election were made, any subsequent appreciation in the value of the restricted stock or incentive stock from the date of issuance will be taxed only as and when the participant disposes of all or part of his or her restricted stock or incentive stock and, as discussed below, generally will be taxed as capital gain. It is noted, however, that the income inclusion resulting from the Code section 83(b) election would occur even though the participant did not, or could not, dispose of the restricted stock or incentive stock and, thus, did not have sales proceeds with which to pay the taxes on such income. In addition, if such election were made, and all or part of the restricted stock or incentive stock were subsequently required to be redelivered to the Company pursuant to the 1997 Plan (e.g., because a participant leaves the employ or service of the Company or any of the Subsidiaries for any or no reason, other than his or her death or permanent disability, prior to the termination of the restrictions with respect to such restricted stock or incentive stock), then no deduction would be allowed to the participant for the amount required to be included in his or her income as a result of the Code section 83(b) election.

         A participant will have a tax basis in his or her restricted stock or incentive stock equal to the amount included in his or her income with respect to the restricted stock or incentive stock (either by reason of the making of a Code section 83(b) election or the lapse of the restrictions). On a sale or other taxable disposition of all or a part of the restricted stock or incentive stock (after the restrictions with respect to such shares lapse), the participant generally will recognize capital gain or loss equal to the difference between the amount realized on the disposition and his or her tax basis in such shares.

         The ordinary income required to be recognized by a participant with respect to his or her restricted stock or incentive stock will also constitute wages subject to the withholding of income tax, and the Company will be required to make whatever arrangements the Company deems necessary to ensure that the amount of the tax required to be withheld is available for payment to the Internal Revenue Service.

         In general, the Company or the applicable Subsidiary will be entitled to a deduction for U.S. income tax purposes at such time as a participant includes an amount in ordinary income with respect to his or her restricted stock or incentive stock and in the same amount, subject to the usual rules as to reasonableness of compensation and provided that the Company or the applicable Subsidiary timely complies with applicable information reporting requirements.

         Restricted Units and Incentive Units. A participant will recognize ordinary income at the times when the shares attributable to the restricted units or incentive units allocated to the participant pursuant to the 1997 Plan are distributed to him or her, and the amount of such income will be equal to the fair market value of such shares.

         The ordinary income required to be recognized by the participant with respect to his or her shares will constitute wages subject to the withholding of income tax, and the Company will be required to make whatever arrangements the Company deems necessary to ensure that the amount of the tax required to be withheld is available for payment to the Internal Revenue Service.

         In general, the Company or the applicable Subsidiary will be entitled to a deduction for U.S. income tax purposes at such time as a participant includes an amount in ordinary income with respect to his or her shares and in the same amount, subject to the usual rules as to reasonableness of compensation and provided that the Company or the applicable Subsidiary timely complies with applicable information reporting requirements.

         SARs and Deferred Stock Awards. A participant will recognize ordinary income at such time as the value of a right or Award is actually paid (although for Social Security purposes, the amount of a right or Award will be treated as received when it becomes vested). If and to the extent that a right or Award is distributed in stock, any gain or loss on the subsequent sale of the stock from the value of the stock on the date of distribution is capital gain or loss with the holding period being measured from the date of the distribution.

         The Company will have a deduction for U.S. tax purposes in the amount and at the time that the participant is deemed to be in receipt of ordinary income.

         The foregoing does not discuss all tax consequences that may be applicable to a participant under the 1997 Plan or to the Company and the Subsidiaries (including, for example, the effects under state and/or local income tax laws). Accordingly, participants are urged to consult their own tax advisors, including with respect to the advisability and manner of making a Code section 83(b) election in their own personal tax situations.

New Plan Benefits

         It cannot be determined what grants would have been made in 1998 if the proposed amendments to the 1997 Plan were in place during such period. Also, it cannot be determined at this time what grants will be made to any person or group of persons under the 1997 Plan if the amendments to the 1997 Plan are approved and adopted at the Meeting. However, the Compensation Committee has determined that if Proposal 2 and Proposal 3 are approved and adopted at the Meeting, it will grant options to employees (including certain executive officers of the Company other than the Named Executive Officers) to purchase up to 2,300,000 shares of Class A Common Stock.

                                   PROPOSAL 4

                      AMENDMENT TO THE COMPANY'S BYE-LAWS

         Under the proxy rules promulgated by the Commission, shareholder proposals received by a company more than 120 days prior to the mailing date of the prior year's proxy statement must be included in the next year's proxy statement (unless excludable pursuant to Rule 14a(i) of the Exchange Act, subject to certain exceptions). Shareholder proposals received within the 120-day period are not required to be included in the next year's proxy statement. However, unless otherwise provided for in a company's governing documents, if a company has notice of a matter intended to be submitted by a shareholder at the next year's annual meeting of shareholders and it has such notice more than 45 days before the next year's annual meeting, a company does not have discretionary authority to vote uninstructed shareholder proxies with regard to such matter unless a company includes certain disclosure in the proxy statement and/or if the proponent fails to taken certain actions itself. Currently, neither the Company's bye-laws nor Bermuda law provide for any procedures for a shareholder to follow in order to introduce an item of business at an annual general meeting of shareholders. The Company believes that the 45-day notice deadline is onerous because, as a practical matter, the Company would not be able to finalize its proxy statement until after the applicable date, thereby potentially disrupting the normal proxy preparation and Commission review process and limiting the Company's ability to provide shareholders with a greater number of days notice of the annual general meeting.

         The Board of Directors recommends that the shareholders approve and adopt at the Meeting an amendment to the Company's bye-laws to add a provision that provides that no business may be brought before an annual general meeting of shareholders except by a shareholder entitled to vote who has complied with the notice and manner provisions set forth in the proxy rules promulgated by the Commission in connection with shareholder proposals for inclusion in proxy statements. If the amendment to the Company's bye-laws were currently in effect, no business could be brought before an annual general meeting of shareholders except by a shareholder entitled to vote who has delivered notice to the Company not less than 120 days prior to the mailing date of the prior year's proxy statement. For example, the mailing date of this Proxy Statement is April 30, 1999; however, if the date of an annual general meeting has been changed by more than 30 days from the date of the Company's previous year's annual general meeting, then such deadline is a reasonable time before the Company begins to print and mail its proxy materials.

         Bermuda law requires that shareholders approve all amendments to the Company's bye-laws, and shareholders are encouraged to read the text of the proposed amendment, which is set forth in Exhibit B to this Proxy Statement, before voting on this matter.

Vote Required; Recommendation

         Approval of this proposal requires the affirmative vote of a majority of the votes cast, in person or by proxy, at the Meeting, provide that a quorum is present in person or by proxy. If this amendment is not approved and adopted at the Meeting, the Company's bye-laws will continue to be in effect in its present form. If a shareholder holding shares registered in the name of a brokerage firm or bank votes via the Internet or if any shareholder signs a proxy card but, in either case, does not give voting instructions with respect to a particular matter, such shareholder's shares will be voted FOR the proposal to amend the Company's bye-laws. A shareholder who votes by telephone and a shareholder with shares registered in his or her own name who votes via the Internet must vote with respect to each matter to be presented at the Meeting in order for his or her votes to be recognized with respect to any matter.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF THE AMENDMENT TO THE COMPANY'S BYE-LAWS.

                                   PROPOSAL 5

                        ADOPTION OF FINANCIAL STATEMENTS

         Under Bermuda law, shareholders of Bermuda companies are requested to adopt the Company's fiscal year ended December 31, 1998 (the "Financial Statements"), together with the auditors' report thereon. The adoption of the Financial Statements by the shareholders does not affect any rights that the shareholders may have with respect to the Financial Statements. The Board of Directors recommends that the shareholders adopt the Financial Statements together with the auditors' report thereon.

Vote Required; Recommendation

         The adoption of the Financial Statements and the auditors' report thereon for the fiscal year ended December 31, 1998, requires the affirmative vote of a majority of the votes cast, in person or by proxy, at the Meeting, provided that a quorum is present in person or by proxy. If a shareholder holding shares registered in the name of a brokerage firm or bank votes via the Internet or if any shareholder signs a proxy card but, in either case, does not give voting instructions with respect to a particular matter, such shareholder's shares will be voted FOR the adoption of the Financial Statements and the auditors' report thereon. A shareholder who votes by telephone and a shareholder with shares registered in his or her own name who votes via the Internet must vote with respect to each matter to be presented at the Meeting in order for his or her votes to be recognized with respect to any matter.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF THE ADOPTION OF THE FINANCIAL STATEMENTS AND THE AUDITORS' REPORT THEREON.

                                   PROPOSAL 6

                            APPOINTMENT OF AUDITORS

         At the recommendation of the Audit Committee, the Board of Directors recommends to the shareholders that Deloitte & Touche LLP be appointed as the independent auditors of the Company for the fiscal year ending December 31, 1999. If an appointment is not so made, Deloitte & Touche LLP, as the auditors in office shall continue in office until a successor is appointed. In addition, the Board of Directors recommends to the shareholders that the shareholders delegate to the Audit Committee the authority to fix the auditors' fee for the current fiscal year.

Vote Required; Recommendation

         The appointment of Deloitte & Touche LLP as independent auditors of the Company for the current fiscal year and the delegation to the Audit Committee of the authority to fix the auditors' fee for the current fiscal year requires the affirmative vote of a majority of the votes cast, in person or by proxy, at the Meeting, provided that a quorum is present in person or by proxy. If a shareholder holding shares registered in the name of a brokerage firm or bank votes via the Internet or if any shareholder signs a proxy card but, in either case, does not give voting instructions with respect to a particular matter, such shareholder's shares will be voted FOR the appointment of the auditors and the delegation to the Audit Committee of the authority to fix the auditors' fee for the current fiscal year. A shareholder who votes by telephone and a shareholder with shares registered in his or her own name who votes via the Internet must vote with respect to each matter to be presented at the Meeting in order for his or her votes to be recognized with respect to any matter.

         Representatives of Deloitte & Touche LLP are not expected to be present at the Meeting.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S AUDITORS AND THE DELEGATION TO THE AUDIT COMMITTEE OF THE AUTHORITY TO FIX THE AUDITORS' FEE FOR THE CURRENT FISCAL YEAR.

                             SHAREHOLDER PROPOSALS

         Any eligible shareholder of the Company who wishes to submit a proposal for action at the next annual general meeting of shareholders of the Company and desires that such proposal be considered for inclusion in the Company's proxy statement and form of proxy relating to such meeting must provide a written copy of the proposal to the Company at its principal executive offices prior to December 31, 1999 and must otherwise comply with the rules of the Commission, Bermuda law and the Company's governing documents relating to shareholder proposals.

         The proxy or proxies designated by the Company will have discretionary authority to vote on any matter properly presented by an eligible shareholder of the Company for action at the next annual general meeting of shareholders of the Company but not submitted for inclusion in the proxy materials for such meeting unless notice of the matter is received by the Company at its principal executive office prior to March 16, 2000 and certain conditions of the applicable rules of the Commission are satisfied. However, if the shareholders of the Company approve and adopt the proposal to amend the Company's bye-laws, the date referred to in the preceding sentence will be December 31, 1999.

                                 MISCELLANEOUS

         Under Bermuda law, no matter or business other than those set forth in the accompanying Notice of Annual General Meeting of Shareholders is permitted to be presented at the Meeting.

         Copies of the Annual Report to shareholders with respect to the fiscal year ended December 31, 1998 are being mailed simultaneously with this Proxy Statement. If you want to save the Company the cost of mailing more that one Annual Report to the same address, the Company will discontinue, at your request to the Secretary of the Company, mailing of the duplicate copy to the account or accounts you select.

         A copy of the Company's Annual Report on Form 10-K including the financial statements and the financial statements schedules attached thereto for the fiscal year ended December 31, 1998 may be obtained without charge upon written request to the attention of Mr. Michael Ashford, Secretary, at the Company's headquarters at Clarendon House, Church Street, Hamilton, Bermuda HM CX.

                                            By Order of the Board of Directors,

                                            Michael Ashford
                                            Secretary

Hamilton, Bermuda
April 30, 1999

                                                                      Exhibit A

                            RSL COMMUNICATIONS, LTD.
                           1997 STOCK INCENTIVE PLAN

                        (amended through March 1, 1999)

1.   Purpose

The purpose of the Plan is to foster and promote the long-term financial success of the Company and materially increase shareholder value by

     (a) motivating superior performance by means of performance-related incentives;

     (b) encouraging and providing for the acquisition of an ownership interest in the Company by Eligible Employees; and

     (c) enabling the Company to attract and retain the services of an outstanding management team and other qualified and dedicated employees upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent.

2.   Definitions

          "Award" shall mean any grant or award under the Plan, as evidenced in a written document delivered to a Participant as provided in Section 11(b).

          "Board" shall mean the Board of Directors of the Company.

          "Cause" shall mean (i) the willful failure by the Participant to perform substantially the Participant's duties as an employee of the Company (other than due to physical or mental illness) after reasonable notice to the Participant of such failure, (ii) the Participant's engaging in serious misconduct that is injurious to the Company or any Subsidiary, (iii) the Participant's having been convicted of, or entered a plea of nolo contendere to, a crime that constitutes a felony, or (iv) the breach by the Participant of any written covenant or agreement not to compete, in each case with respect to the Company or any Subsidiary, regarding confidentiality of information of the Company or any Subsidiary or nonsolicitation or hiring of employees of the Company or any Subsidiary.

          "Code" shall mean the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

          "Committee" shall mean the Compensation Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan.

          "Common Stock" shall mean the Class A common shares, par value $.00457 per share, of the Company.

          "Company" shall mean RSL Communications, Ltd., a Bermuda corporation, and any successor thereto.

          "Deferred Annual Amount" shall mean, with respect to any year, the amount of compensation that a Participant elects to defer in exchange for an award of Elective Units as determined pursuant to Section 9 hereof.

          "Deferred Stock" shall mean a contractual right to receive a share of Common Stock at the time and subject to the conditions set forth in Section 9 hereof.

          "Disability" shall mean long-term disability as defined under the terms of the Company's applicable long-term disability plans or policies.

          "Disinterested Director" shall mean a director of the Company who is both a "Non-Employee Director" within the meaning of Rule 16b-3 under the Exchange Act and an "outside director" within the meaning of Section 162(m) of the Code.

          "Early Retirement" shall mean retirement at or after the earliest age at which the Participant may retire and receive an immediate, but actuarially reduced, retirement benefit under any defined benefit pension plan maintained by the Company or any of its Subsidiaries in which such Participant participates, or, in the absence of any such applicable plan, as determined by the Committee.

          "Elective Units" shall mean an award of Deferred Stock made pursuant to Section 9 in respect of a Participant's Deferred Annual Amount.

          "Eligible Employee" shall mean each Executive Officer and each other employee of the Company or its Subsidiaries, but shall not include Directors who are not employees of any such entity.

          "Employment" shall mean, for purposes of Sections 5(e), 7(b) and 8(b), continuous and regular salaried employment with the Company or a Subsidiary, which shall include (unless the Committee shall otherwise determine) any period of vacation, any approved leave of absence or any salary continuation or severance pay period and, at the discretion of the Committee, may include service with any former Subsidiary of the Company.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

          "Executive Officer" shall mean those persons who are officers of the Company within the meaning of Rule 16a-1(f) of the Exchange Act.

          "Fair Market Value" shall mean, on any date, the average of the closing price of a Share as reported on the National Association of Securities Dealers Automated Quotation/National Market System ("NASDAQ/NMS") (or on such other recognized market or quotation system on which the trading prices of the Share are traded or quoted at the relevant time) over the preceding twenty business days. Notwithstanding the foregoing, (i) in the case of any Award made on the date of the initial public offering of the Company's Common Stock, "Fair Market Value" on such date shall be the price at which the Company's Common Stock is sold to the public in such initial public offering and (ii) in the case of an Incentive Stock Option, "Fair Market Value" shall, on any date, mean the average of the bid and asked price of a Share reported on the NASDAQ/NMS (or on such other recognized market or quotation system on which the trading prices of the Share are traded or quoted at the relevant time) on such date.

          "Incentive Stock" shall mean any Award of Common Stock granted under
Section 8 which becomes vested and nonforfeitable upon the attainment, in whole or in part, of performance objectives determined by the Committee.

          "Incentive Stock Option" shall mean an Option which is intended to meet the requirements of Section 422 of the Code.

          "Incentive Unit" shall mean any Award of a contractual right granted under Section 8 to receive Common Stock (or, at the discretion of the Committee, cash based on the Fair Market Value of the Common Stock) which becomes vested and nonforfeitable upon the attainment, in whole or in part, of performance objectives determined by the Committee.

          "Nonstatutory Stock Option" shall mean an Option which is not intended to be an Incentive Stock Option.

          "Normal Retirement" shall mean retirement at or after the earliest age at which the Participant may retire and receive a retirement benefit without an actuarial reduction for early commencement of benefits under any defined benefit pension plan maintained by the Company or any of its Subsidiaries in which such Participant participates, or, in the absence of any such applicable plan, as determined by the Committee.

          "Option" shall mean the right to purchase the number of shares of Common Stock specified by the Committee, at a price and for the term fixed by the Committee in accordance with the Plan and subject to any other limitations and restrictions as this Plan and the Committee shall impose.

          "Participant" shall mean an Eligible Employee who is selected by the Committee to receive an Award under the Plan.

          "Plan" shall mean the RSL Communications, Ltd. 1997 Stock Option Plan, described herein, and as may be amended from time to time.

          "Reload Option" shall have the meaning ascribed thereto in Section
5(f).

          "Restricted Period" shall mean the period during which a grant of Incentive Stock, Restricted Stock, Incentive Units or Restricted Units is subject to forfeiture.

          "Restricted Stock" shall mean any Award of Common Stock granted under
Section 7 which becomes vested and nonforfeitable, in whole or in part, upon the completion of such period of service as shall be determined by the Committee.

          "Restricted Unit" shall mean any Award of a contractual right granted under Section 7 to receive Common Stock (or, at the discretion of the Committee, cash based on the Fair Market Value of the Common Stock) which becomes vested and nonforfeitable, in whole or in part, upon the completion of such period of service as shall be determined by the Committee.

          "Share" shall mean a share of Common Stock.

          "Stock Appreciation Right" shall mean a contractual right granted under Section 6 to receive cash, Common Stock or a combination thereof.

          "Subsidiary" shall mean any corporation of which the Company possesses directly or indirectly fifty percent (50%) or more of the total combined voting power of all classes of stock of such corporation and any other business organization, regardless of form, in which the Company possesses directly or indirectly fifty percent (50%) or more of the total combined equity interests in such organization.

          "Supplemental Units" shall mean an award of Deferred Stock made pursuant to Section 9 with respect to a number of shares in excess of the number of shares corresponding to the Participant's Elective Units.

3.   Administration

          The Plan shall be administered by the Committee which shall consist of at least two Directors of the Company chosen by the Board each of whom is a Disinterested Director. The Committee shall have the responsibility of construing and interpreting the Plan and of establishing and amending such rules and regulations as it deems necessary or desirable for the proper administration of the Plan. Any decision or action taken or to be taken by the Committee, arising out of or in connection with the construction, administration, interpretation and effect of the Plan and of its rules and regulations, shall, to the maximum extent permitted by applicable law, be within its absolute discretion (except as otherwise specifically provided herein) and shall be conclusive and binding upon all Participants and any person claiming under or through any Participant.

4.   Maximum Amount of Shares Available for Awards

          (a) Maximum Number of Shares. The maximum number of shares of Stock in respect of which Awards may be made under the Plan shall be a total of 8,100,000 shares of Common Stock. Without limiting the generality of the foregoing, whenever shares are received by the Company in connection with the exercise of or payment for any Award granted under the Plan only the net number of shares actually issued shall be counted against the foregoing limit.

          (b) Shares Available for Issuance. Shares of Common Stock may be made available from the authorized but unissued shares of the Company or from Shares held in the Company's treasury and not reserved for some other purpose. In addition, if any Award in respect of Shares is canceled or forfeited for any reason without delivery of shares of Common Stock, the shares subject to such Award shall thereafter again be available for award pursuant to the Plan.

          (c) Adjustments Upon Certain Events. In the event of any Share dividend or Share split, recapitalization (including, without limitation, the payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of shares, or other similar corporate change, the aggregate number of Shares available for Options under Section 4(a) or subject to outstanding Options and the respective prices applicable to outstanding Options shall be appropriately adjusted.

          (d) No Adjustment If Value Received. Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to the number of Shares subject to Options to be awarded to an Eligible Employee pursuant to Section 5.

5.   Stock Options

          (a) Grant. Subject to the provisions of the Plan, the Committee shall have the authority to grant Options to an Eligible Employee and to determine
(i) the number of shares to be covered by each Option, (ii) the exercise price therefor and (iii) the conditions and limitations applicable to the exercise of the Option. Notwithstanding the foregoing, in no event shall the Committee grant any Participant Options in any single calendar year for more than 500,000 shares of Common Stock, as such number may be adjusted pursuant to Section 4(c). The Committee shall have the authority to grant Incentive Stock Options or Nonstatutory Stock Options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with Section 422 of the Code and the regulations thereunder.

          (b) Option Price. The Committee shall establish the exercise price at the time each Option is granted, which price shall, unless the Committee shall determine otherwise, initially equal the Fair Market Value of the Common Stock at the date of grant and shall be increased on the first day of each calendar quarter, by an amount, compounded annually, based on the yield to maturity of U.S. Treasury Securities having a maturity approximately equal to the term of the Option on the date such Option is granted. Notwithstanding the foregoing,
(i) the exercise price at the time an Option is granted shall not be less than the Fair Market Value of the Common Stock at the date of grant and (ii) in the case of an Incentive Stock Option issued to a Participant who owns stock in the Company possessing more than 10% of the total combined voting power of all classes of stock of the Company, the exercise price at the time of such Incentive Stock Option at the time such Incentive Stock Option is granted to such individual shall equal at least 110% of the Fair Market Value of the Common Stock at the date of grant.

          (c) Option Term. If not previously exercised each Option shall expire upon the seventh (7th) anniversary of the date of the grant thereof or, upon the earlier termination of the Participant's Employment (or, if applicable, on the day following the last day on which such Option is exercisable under
Section 5(e) below), provided that (i) the Committee may establish a shorter term for an Option at the time of the grant of such Option and (ii) in the case of an Incentive Stock Option issued to a Participant who owns stock in the Company possessing more than 10% of the total combined voting power of all classes of stock of the Company, such Incentive Stock Option shall expire on the fifth (5th) anniversary of the date of grant.

          (d) Exercise. Each Option shall be exercised at such times and subject to such terms and conditions as the Committee may specify in the applicable Award or thereafter; provided, however, that if the Committee does not establish a different exercise schedule at or after the date of grant of an Option, such Option shall become exercisable on a cumulative basis in three equal annual installments commencing on the first anniversary of the date the Option is granted. The Committee may impose such conditions with respect to the exercise of Options as it shall deem appropriate, including without limitation, any conditions relating to the application of federal or state securities laws. No Shares shall be delivered pursuant to any exercise of an Option unless arrangements satisfactory to the Committee have been made to assure full payment of the option price therefor and of applicable taxes as provided in Section 11(a) below. Without limiting the generality of the foregoing, payment of the option price may be made in cash or its equivalent or, if and to the extent permitted by the Committee, by exchanging shares of Common Stock owned by the optionee for at least six (6) months (or such longer period as is required by applicable accounting standards to avoid a charge to earnings) and that are not the subject of any pledge or other security interest, or by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Common Stock so tendered to the Company, valued as of the date of such tender, is at least equal to such option price.

          (e) Termination of Employment. Unless the Committee shall otherwise determine at or after grant, an Option shall be exercisable following the termination of a Participant's Employment only to the extent provided in this
Section 5(e). If a Participant's Employment terminates due to the Participant's
(i) death, (ii) Disability, (iii) Early Retirement with the consent of the Committee or (iv) Normal Retirement, the Participant (or, in the event of the Participant's death or Disability during Employment or during the period during which an Option is exercisable under this sentence, the Participant's beneficiary or legal representative) may exercise any Option held by the Participant at the time of such termination, regardless of whether then exercisable, for a period of three years (or such greater or lesser period as the Committee shall determine at or after grant), but in no event after the date the Option otherwise expires. If a Participant's Employment is terminated for Cause (or, if after the Participant's termination of Employment, the Committee determines that the Participant's Employment could have been terminated for Cause had the Participant still been employed or has otherwise engaged in conduct that is detrimental to the interests of the Company, as determined by the Committee in its sole discretion), all Options held by the Participant shall immediately terminate, regardless of whether then exercisable. In the event of a Participant's termination of Employment for any reason not described in the preceding two sentences, the Participant (or, in the event of the Participant's death or Disability during the period during which an Option is exercisable under this sentence, the Participant's beneficiary or legal representative) may exercise any Option which was exercisable at the time of such termination for 90 days (or such greater or lesser period as the Committee shall specify at or after the grant of such Option) following the date of such termination, but in no event after the date the Option otherwise expires.

          (f) Reload Options. The Committee may provide that a Participant (or, if applicable, his permitted transferee) who delivers shares of Common Stock that have been owned by such Participant (or permitted transferee) for any minimum period of time specified by the Committee to exercise an Option (when the fair market value of Common Stock exceeds the exercise price of such Option) will automatically be granted new Options ("Reload Options") for a number of shares of Common Stock equal to the number of shares so delivered. Unless the Committee determines otherwise, such Reload Options will be subject to the same terms and conditions (including the same expiration date) as the related Option except (i) that the exercise price shall initially be equal to the Fair Market Value of a share of Common Stock on the date such Reload Option is granted and (ii) such Reload Option shall not be exercisable prior to the six month anniversary of the date of grant and, thereafter, shall be exercisable in full.

6.   Stock Appreciation Rights

          (a) Grant of SARs. The Committee shall have the authority to grant Stock Appreciation Rights in tandem with an Option, in addition to an Option, or freestanding and unrelated to an Option. Notwithstanding the foregoing, in no event shall the Committee grant any Participant more than 500,000 SARs in any single calendar year, as such number may be adjusted pursuant to Section 4(c). Stock Appreciation Rights granted in tandem or in addition to an Option may be granted either at the same time as the Option or at a later time. Stock Appreciation Rights shall not be exercisable after the expiration of ten years from the date of grant and shall have a base price determined in the same manner as, and subject to the same conditions as apply with respect to, a Nonstatutory Stock Option under Section 5(b).

          (b) Exercise of SARs. A Stock Appreciation Right shall entitle the Participant to receive from the Company an amount equal to the excess of the Fair Market Value of a share of Common Stock on the date of exercise of the Stock Appreciation Right over the base price thereof. The Committee shall determine the time or times at which or the event or events (including, without limitation, a Change of Control) upon which a Stock Appreciation Right may be exercised in whole or in part, the method of exercise and whether such Stock Appreciation Right shall be settled in cash, shares of Common Stock or a combination of cash and shares of Common Stock; provided, however, that unless otherwise specified by the Committee at or after grant, a Stock

Appreciation Right granted in tandem with an Option shall be exercisable only at the same time or times as the related Option is exercisable.

7. Restricted Stock and Restricted Units

          (a) Grant of Restricted Stock or Restricted Units. The Committee may grant Awards of Restricted Stock or Restricted Units to Participants at such times and in such amounts, and subject to such other terms and conditions not inconsistent with the Plan, as it shall determine. Each grant of Restricted Stock or Restricted Units shall be evidenced by an Award Agreement. Unless the Committee provides otherwise at or after the date of grant, stock certificates evidencing any shares of Restricted Stock so granted shall be held in the custody of the Secretary of the Company until the Restricted Period lapses, and, as a condition to the grant of any Award of shares of Restricted Stock, the Participant shall have delivered to the Secretary of the Company a certificate, endorsed in blank, relating to the shares of Common Stock covered by such Award.

          (b) Termination of Employment. Unless the Committee otherwise determines at or after grant, the rights of a Participant with respect to an award of Restricted Stock or Restricted Units outstanding at the time of the Participant's termination of Employment shall be determined under this Section 7(b). In the event that a Participant's Employment terminates due to the Participant's (i) death, (ii) Disability, (iii) Early Retirement with the consent of the Committee or (iv) Normal Retirement, any award of Restricted Stock or Restricted Units shall become vested and nonforfeitable as to that number of shares which is equal to the number of shares of Common Stock subject to such Award times a fraction, the numerator of which is the number of days actually worked during the Restricted Period (or, in the case of an Award which has previously vested in part (an "Installment Award"), the number of days worked since the last vesting date) and the denominator of which is the total number of days during the Restricted Period (or, in the case of an Installment Award, the number of days between the last vesting date and the end of the Restricted Period). Unless the Committee otherwise determines, any portion of any Restricted Stock or Restricted Unit Award that has not become nonforfeitable at the date of a Participant's termination of Employment shall be forfeited as of such date.

          (c) Delivery of Shares. Upon the expiration or termination of the Restricted Period and the satisfaction (as determined by the Committee) of any other conditions determined by the Committee, the restrictions applicable to the Restricted Stock or Restricted Units shall lapse and a stock certificate for the number of shares of Common Stock with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions, except any that may be imposed by law, to the Participant or the Participant's beneficiary or estate, as the case may be. No payment will be required to be made by the Participant upon the delivery of such shares of Common Stock and/or cash, except as otherwise provided in Section 11(a) of the Plan. At or after the date of grant, the Committee may accelerate the vesting of any award of Restricted Stock or Restricted Units or waive any conditions to the vesting of any such award.

          (d) Restricted Period; Restrictions on Transferability during Restricted Period. Unless otherwise determined by the Committee at or after the date of grant, the Restricted Period applicable to any award of Restricted Stock or Restricted Units shall lapse, and the shares related to such award shall become freely transferable, on the third anniversary of the date of grant. Restricted Stock or Restricted Units may not be sold, assigned, pledged or otherwise encumbered, except as herein provided, during the Restricted Period. Any certificates issued in respect of Restricted Stock shall be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in blank, with the Company. At the expiration of the Restricted Period with respect to any award of Restricted Stock, unless otherwise forfeited, the Company shall deliver such certificates to the Participant or to the Participant's legal representative. Payment for Restricted Stock Units shall be made by the Company in shares of Common Stock, cash or in any combination thereof, as determined by the Committee.

          (e) Rights as a Stockholder; Dividend Equivalents. Unless otherwise determined by the Committee at or after the date of grant, Participants granted shares of Restricted Stock shall be entitled to receive, either currently or at a future date, as specified by the Committee, all dividends and other distributions paid with respect to those shares, provided that if any such dividends or distributions are paid in shares of Common Stock or other property (other than cash), such shares and other property shall be subject to the same forfeiture restrictions and restrictions on transferability as apply to the shares of Restricted Stock with respect to which they were paid. The Committee will determine whether and to what extent to credit to the account of, or to pay currently to, each recipient of

Restricted Units, an amount equal to any dividends paid by the Company during the Restricted Period with respect to the corresponding number of shares of Common Stock ("Dividend Equivalents"). To the extent provided by the Committee at or after the date of grant, any Dividend Equivalents with respect to cash dividends on the Common Stock credited to a Participant's account shall be deemed to have been invested in shares of Common Stock on the record date established for the related dividend and, accordingly, a number of additional Restricted Units shall be credited to such Participant's account equal to the greatest whole number which may be obtained by dividing (x) the value of such Dividend Equivalent on the record date by (y) the Fair Market Value of a share of Common Stock on such date.

8. Incentive Awards

          (a) Incentive Stock and Incentive Units. Subject to the provisions of the Plan, the Committee shall have the authority to grant Incentive Stock or Incentive Units to any Eligible Employee and to determine (i) the number of shares of Incentive Stock and the number of Incentive Units to be granted to each Participant and (ii) the other terms and conditions of such Awards; provided that, to the extent necessary to comply with applicable law, Incentive Stock shall only be awarded to an Eligible Employee who has been employed for such minimum period of time as shall be determined by the Committee. The Restricted Period related to Incentive Stock or Incentive Units shall lapse upon the determination by the Committee that the performance objectives established by the Committee have been attained, in whole or in part. Such performance objectives may be related to the performance of (i) the Company,
(ii) a Subsidiary, (iii) a division or unit of the Company or any Subsidiary,
(v) the Participant or (vi) any combination of the foregoing, over a measurement period or periods established by the Committee. Unless the Committee otherwise determines at the time of grant of Incentive Stock or Incentive Units to an Executive Officer, the performance objectives with respect to such Award shall be related to at least one of the following criteria, which may be determined solely by reference to the performance of the Company or a Subsidiary or a division or unit of the Company or a Subsidiary or based on comparative performance relative to other companies: (i) consolidated earnings before income taxes, depreciation and amortization; (ii) revenues;
(iii) earnings per share; (iv) net income; (v) gross profit margin; (vi) maximum capital expenditures; (vii) return on equity; and/or (viii) return on total capital. Except to the extent otherwise expressly provided herein, the Committee may, at any time and from time to time, change the performance objectives applicable with respect to any Incentive Stock or Incentive Units to reflect such factors, including, without limitation, changes in a Participant's duties or responsibilities or changes in business objectives (e.g., from corporate to Subsidiary or business unit performance or vice versa), as the Committee shall deem necessary or appropriate. In making any such adjustment, the Committee shall adjust the number of Incentive Stock or Incentive Units or take other appropriate actions to prevent any enlargement or diminution of the Participant's rights related to service rendered and performance attained prior to the effective date of such adjustment.

          (b) Termination of Employment. Unless the Committee otherwise determines at or after grant, the rights of a Participant with respect to an award of Incentive Stock or Incentive Units outstanding at the time of the Participant's termination of Employment shall be determined under this Section 8(b). In the event that a Participant's Employment terminates due to the Participant's (i) death, (ii) Disability, (iii) Early Retirement with the consent of the Committee or (iv) Normal Retirement, any award of Incentive Stock or Incentive Units shall become vested and nonforfeitable at the end of the measurement period as to that number of shares which is equal to that percentage, if any, of such award that would have been earned based on the attainment or partial attainment of such performance objectives times a fraction, the numerator of which is the number of days employed during the Restricted Period (or, in the case of an Award which has previously vested in part (an "Installment Award"), the number of days employed since the last vesting date) and the denominator of which is the total number of days during the Restricted Period (or, in the case of an Installment Award, the number of days between the last vesting date and the end of the Restricted Period); provided that, any portion of any Incentive Stock or Incentive Unit award that does not become vested as of the times set forth in this sentence shall be forfeited at such times. In all other cases, any portion of any award of Incentive Stock or Incentive Units that has not become nonforfeitable at the date of a Participant's termination of Employment shall be forfeited as of such date.

          (c) Awards Nontransferable. Incentive Stock or Incentive Units may not be sold, assigned, pledged or otherwise encumbered, except as herein provided, during the Restricted Period. Any certificates issued in respect of Incentive Stock shall be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in blank, with the Company. At the expiration of the Restricted Period with respect to any award of Incentive Stock, unless otherwise forfeited, the Company shall deliver such certificates to the Participant or to the Participant's legal representative. Payment for Incentive Stock Units shall be made by the Company in shares of Common Stock, cash or in any combination thereof, as determined by the Committee.

          (d) Rights as a Stockholder; Dividend Equivalents. Unless otherwise determined by the Committee at or after the date of grant, Participants granted shares of Incentive Stock shall be entitled to receive, either currently or at a future date, as specified by the Committee, all dividends and other distributions paid with respect to those shares, provided that if any such dividends or distributions are paid in shares of Common Stock or other property (other than cash), such shares and other property shall be subject to the same forfeiture restrictions and restrictions on transferability as apply to the shares of Incentive Stock with respect to which they were paid. The Committee will determine whether and to what extent to credit to the account of, or to pay currently to, each recipient of Incentive Units, an amount equal to any dividends paid by the Company during the period of deferral with respect to the corresponding number of shares of Common Stock ("Dividend Equivalents"). To the extent provided by the Committee at or after the date of grant, any Dividend Equivalents with respect to cash dividends on the Common Stock credited to a Participant's account shall be deemed to have been invested in shares of Common Stock on the record date established for the related dividend and, accordingly, a number of additional Incentive Units shall be credited to such Participant's account equal to the greatest whole number which may be obtained by dividing
(x) the value of such Dividend Equivalent on the record date by (y) the Fair Market Value of a share of Common Stock on such date.

          (e) Interpretation. Notwithstanding anything else contained in this
Section 8 to the contrary, if any award of Incentive Stock or Incentive Units is intended, at the time of grant, to be other performance based compensation within the meaning of Section 162(m)(4)(C) of the Code, to the extent required to so qualify any Award hereunder, the Committee shall not be entitled to exercise any discretion otherwise authorized under this Section 8 with respect to such award if the ability to exercise such discretion (as opposed to the exercise of such discretion) would cause such award to fail to qualify as other performance based compensation.

9.   Deferred Stock

          (a) Deferred Stock Awards. On such date or dates as shall be established by the Committee and subject to such terms and conditions as the Committee shall determine, a Participant may be permitted to elect to defer receipt of all or a portion of his annual compensation and/or annual incentive bonus ("Deferred Annual Amount") payable by the Company or a Subsidiary and receive in lieu thereof a number of Elective Units equal to the greatest whole number which may be obtained by dividing (x) the amount of the Deferred Annual Amount by (y) the Fair Market Value of a share of Common Stock on the date of grant. No shares of Common Stock will be issued at the time an award of Deferred Stock is made and the Company shall not be required to set aside a fund for the payment of any such award. The Company will establish a separate account for the Participant and will record in such account the number of Elective Units awarded to the Participant. To the extent the Committee so determines, a Participant who receives an award of Elective Units shall receive that number of Supplemental Units equal to the greatest whole number which may be obtained by dividing (x) such percentage of the Deferred Annual Amount as is determined by the Committee at the date of grant by (y) the Fair Market Value of a share of Common Stock on the date of grant.

          (b) Rights as a Stockholder; Dividend Equivalents. A Participant shall not have any right in respect of Deferred Stock awarded pursuant to the Plan to vote on any matter submitted to the Company's stockholders until such time as the shares of Common Stock attributable to such Deferred Stock have been issued to such Participant or his beneficiary. The Committee will determine whether and to what extent to credit to the account of, or to pay currently to, each recipient of a Deferred Stock Unit award, any Dividend Equivalents. To the extent provided by the Committee at or after the date of grant, any Dividend Equivalents with respect to cash dividends on the Common Stock credited to a Participant's account shall be deemed to have been invested in shares of Common Stock on the record date established for the related dividend and, accordingly, a number of Deferred Stock shall be credited to such Participant's account equal to the greatest whole number which may be obtained by dividing (x) the value of such Dividend Equivalent on the record date by (y) the Fair Market Value of a share of Common Stock on such date.

          (c) Vesting of Deferred Stock Unit Awards. The portion of each Deferred Stock Unit award that consists of Elective Units, together with any Dividend Equivalents credited with respect thereto, shall be fully vested at all times. Unless the Committee provides otherwise at or after the date of grant, the portion of each Deferred Stock Unit award that consists of Supplemental Units, together with any Dividend Equivalents credited with respect thereto, will become vested in full on the third anniversary of the date the corresponding Deferred Annual Amount would have been paid absent the Participant's election to defer provided the Participant remains in the continuous employ of the Company or a Subsidiary through such date. Notwithstanding the foregoing, the Committee may accelerate the vesting of any Deferred Stock Unit award at or after the date of grant.

          (d) Settlement of Deferred Stock. Unless the Committee determines otherwise at or after the date of grant, a Participant shall receive one share of Common Stock for each Elective Unit (and related Dividend Equivalents) as of the date of such Participant's termination of employment (or such later date as may be elected by the Participant in accordance with the rules and procedures of the Committee). Unless the Committee determines otherwise at or after the date of grant, a Participant shall receive one share of Common Stock for each Supplemental Unit (and related Dividend Equivalents) that shall have become vested on or prior to the date of such Participant's termination of employment with the Company and the Subsidiaries, other than any such termination for Cause, on the date of such termination of employment (or on such earlier date as the Committee shall permit or such later date as may be elected by the Participant in accordance with the rules and procedures of the Committee). In the event of the termination of a Participant's employment with the Company and the Subsidiaries for Cause, the Participant shall immediately forfeit all rights with respect to any Supplemental Units (and related Dividend Equivalents) credited to his account. The Committee may provide in the Award Agreement applicable to any Incentive Award of Deferred Stock that, in lieu of issuing shares of Common Stock in settlement of the vested portion of such Deferred Stock Unit, the Committee may direct the Company to pay to the Participant the cash balance of such Deferred Stock.

10. Stock in Lieu of Cash

          The Committee may grant Awards or shares of Common Stock in lieu of all or a portion of an award otherwise payable in cash to an Executive Officer pursuant to any bonus or incentive compensation plan of the Company (subject to any applicable limitations in such bonus or incentive compensation plan). If shares are issued in lieu of cash, the number of shares of Common Stock to be issued shall be the greatest number of whole shares which has an aggregate Fair Market Value on the date the cash would otherwise have been payable pursuant to the terms of such other plan equal to or less than the amount of such cash.

11.  General Provisions

          (a) Withholding. The Company shall have the right to deduct from all amounts paid to a Participant in cash (whether under this Plan or otherwise) any taxes required by law to be withheld in respect of Awards under this Plan. In the case of any Award satisfied in the form of Common Stock, no shares shall be issued unless and until arrangements satisfactory to the Committee shall have been made to satisfy any withholding tax obligations applicable with respect to such Award. Without limiting the generality of the foregoing and subject to such terms and conditions as the Committee may impose, the Company shall have the right to retain, or the Committee may, subject to such terms and conditions as it may establish from time to time, permit Participants to elect to tender, Common Stock (including Common Stock issuable in respect of an Award) to satisfy, in whole or in part, the amount required to be withheld.

          (b) Awards. Each Award hereunder shall be evidenced in writing. The written agreement shall be delivered to the Participant and shall incorporate the terms of the Plan by reference and specify the terms and conditions thereof and any rules applicable thereto (each, an "Award Agreement").

          (c) Nontransferability. No Award shall be transferable by a Participant otherwise than by will or under the applicable laws of descent and distribution, unless such transfer shall be (i) permitted by the Committee (on such terms as it shall establish) or (ii) if the Option agreement pursuant to which an Award is made so provides, to (A) the spouse, children or grandchildren of such Participant (collectively, "Family Members"), (B) a trust or trusts for the exclusive benefit of such Family Members, or (C) a partnership or limited liability company in which such Family Members and trusts for the exclusive benefit of such Family Members are the only partners or members, as the case may be. In addition, no Award shall be assigned, negotiated, pledged or hypothecated in any way (whether by operation of law or otherwise) and no Award shall be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, negotiate, pledge or hypothecate any Award, or in the event of any levy upon any Award by reason of any attachment or similar process, in either case contrary to the provisions hereof, such Award shall immediately become null and void.

          (d) Legend. To the extent any stock certificate is issued to a Participant in respect of shares of Restricted Stock or Incentive Stock awarded under the Plan prior to the expiration of the applicable Restricted Period, such certificate shall be registered in the name of the Participant and shall bear the following (or similar) legend:

                  "The shares of stock represented by this certificate are subject to the terms and conditions contained in the RSL Communications, Ltd. 1997 Stock Incentive Plan and the Award Agreement, dated as of _____, between the Company and the Participant, and may not be sold, pledged, transferred, assigned, hypothecated or otherwise encumbered in any manner (except as provided in Section 11(c) of the Plan or in such Award Agreement) until _______________."

Upon the lapse of the Restricted Period with respect to any such shares of Restricted Stock or Incentive Stock, the Company shall issue or have issued new share certificates without the legend described herein in exchange for those previously issued.

          (e) No Right to Employment. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Subsidiary. Further, the Company and each Subsidiary expressly reserves the right at any time to dismiss a Participant free from any liability, or any claim under the Plan, except as provided herein or in any agreement entered into with respect to an Award.

          (f) No Rights to Awards, No Shareholder Rights. No Participant or Eligible Employee shall have any claim to be granted any Award under the Plan, and there is no obligation of uniformity of treatment of Participants and Eligible Employees. Subject to the provisions of the Plan and the applicable Award, no person shall have any rights as a shareholder with respect to any shares of Common Stock to be issued under the Plan prior to the issuance thereof.

          (g) Effective Date. Subject to the approval of the shareholders of the Company (which shall be sought by the Company if so authorized by the Board), the Plan shall be effective on the date the Plan is approved by shareholders. No Awards may be granted under the Plan after the expiration of ten years from the date this Plan is adopted.

          (h) Amendment of Plan. The Board or the Committee may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no amendment shall be made without shareholder approval if such amendment would

          (1) increase the number of shares of Common Stock subject to the Plan, except pursuant to Section 4(c);

          (2)  change the price at which Options may be granted; or

          (3)  remove the administration of the Plan from the Committee.

Without the written consent of an affected Participant, no termination, suspension or modification of the Plan shall adversely affect any right of such Participant under the terms of an Award granted before the date of such termination, suspension or modification.

          (i) Application of Proceeds. The proceeds received by the Company from the sale of its shares under the Plan will be used for general corporate purposes.

          (j) Compliance with Legal and Exchange Requirements. The Plan, the granting and exercising of Awards thereunder, and the other obligations of the Company under the Plan, shall be subject to all applicable federal and state laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the granting and exercising of Awards, the issuance or delivery of Common Stock under any Award or any other action permitted under the Plan to permit the Company, with reasonable diligence, to complete such stock exchange or similar listing or registration or qualification of such Common Stock or other required action under any federal or state law, rule, or regulation and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Common Stock in compliance with applicable laws, rules, and regulations. The Company shall not be obligated by virtue of any provision of the Plan to recognize the exercise of any Award or to otherwise sell or issue Common Stock in violation of any such laws, rules, or regulations; and any postponement of the exercise or settlement of any Award under this provision shall not extend the term of such Awards, and neither the Company nor its directors or officers shall have any obligation or liability to the Participant with respect to any Award (or Stock issuable thereunder) that shall lapse because of such postponement.

          (k) Gender and Number. Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

          (l) Governing Law. This Plan shall be construed and enforced according to the laws of Bermuda.

                                                                      Exhibit B
                                                                      ---------
                  PROPOSED AMENDMENT TO THE COMPANY'S BYE-LAWS

If Proposal 4 is approved and adopted by the shareholders of the Company, bye-laws 32(2) and 32(3), in their entirety, would provide as follows:

                  Notice of annual general meeting
                  --------------------------------

                  "(2) Proposals of business to be considered by the Members at an annual general meeting of Members may be presented at an annual general meeting of Members by any Member of the Company who was a Member of record at the time of giving notice provided for in this bye-law, who is entitled to vote at the annual general meeting and who complies with the notice procedures set forth in bye-law 32(3).

                  (3) For business to be properly brought before an annual general meeting of Members pursuant to bye-law 32(2), the Member must have given timely notice thereof in writing to the Secretary of the Company and such other business must otherwise be a proper matter for Member action in accordance with the U.S. Securities Exchange Act of 1934, as amended, and the rules and interpretations thereunder (or any successor law or provision thereto), and Bermuda Law. To be timely, a Member's notice shall be delivered to the Secretary at the principal executive offices of the Company at such time as is determined in accordance with the proxy rules promulgated by the U.S. Securities and Exchange Commission relating to the inclusion of shareholder proposals in proxy statements."

If Proposal 4 is approved and adopted by the shareholders of the Company, existing bye-law 32 will be renumbered 32(1). The bye-laws thereafter will remain numbered as currently in effect.

                            RSL COMMUNICATIONS, LTD.

                PROXY FOR ANNUAL GENERAL MEETING OF SHAREHOLDERS

                                  June 8, 1999

          This Proxy Is Solicited On Behalf Of The Board Of Directors

         The undersigned hereby constitutes and appoints Nicolas Trollope and Michael Ashford, or any one of them, with the power of substitution, the proxies of the undersigned to vote with the same force and effect as the undersigned all Class A common shares of RSL Communications, Ltd. (the "Company") held of record by the undersigned on April 19, 1999 at the Annual General Meeting of Shareholders to be held at the Southampton Princess Hotel, 101 South Shore Road, Southampton, Bermuda SN02, on June 8, 1999 at 4:00 P.M. and at any adjournment or adjournments thereof, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said proxies may do or cause to be done by virtue thereof with respect to the following matters:

         The Board recommends a vote FOR proposals 1, 2, 3, 4, 5 and 6 below.
                                     ---

Please mark boxes |X| |_| in blue or black ink only.

1.       Election of the eight nominees for director listed below:

         FOR all nominees listed   WITHHOLD AUTHORITY to vote      Exceptions*
         below                     for all nominees listed below

                  |_|                        |_|                       |_|

         Nominees: RONALD S. LAUDER, ITZHAK FISHER, JACOB Z. SCHUSTER, GUSTAVO
                   A. CISNEROS, FRED H. LANGHAMMER, LEONARD A. LAUDER, EUGENE
                   A. SEKULOW and NICOLAS G. TROLLOPE

         Instruction: to withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below:

         *Exceptions:________________________________________________________

2. Approval of the proposal to amend the Company's 1997 Stock Incentive Plan to expand the existing group of participants to whom options and other awards may be granted to include all employees of the Company and the Subsidiaries.

             FOR |_|               AGAINST |_|                      ABSTAIN |_|

3. Approval of the proposal to amend the Company's 1997 Stock Incentive Plan to increase to 8,100,000 the number of shares with respect to which options or other awards may be granted.

             FOR |_|               AGAINST |_|                      ABSTAIN |_|

4.       Approval of the proposal to amend the Company's bye-laws.

             FOR |_|               AGAINST |_|                      ABSTAIN |_|

5. Adoption of the financial statements and the auditors' report thereon for the fiscal year ended December 31, 1998.

             FOR |_|               AGAINST |_|                      ABSTAIN |_|

6. Appointment of Deloitte & Touche LLP as independent auditors of the Company for the 1999 fiscal year and the delegation to the Audit Committee of the authority to fix the auditors' fee for the current fiscal year.

             FOR |_|               AGAINST |_|                      ABSTAIN |_|

         Proposal 2 and Proposal 3 are interdependent and, therefore, unless both proposals are approved and adopted at the meeting, the 1997 Stock Incentive Plan will remain in effect in its present form.

         This proxy, when properly executed, will be voted as directed. If no direction is indicated, the proxy will be voted as recommended by the Company's Board of Directors.

         TO VOTE BY MAIL

         Please date, sign and mail your proxy card in the envelope provided as soon as possible.

         TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)

         Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call. NOTE: If you vote by telephone, you will NOT be able to vote upon each director individually.

         TO VOTE BY INTERNET

         Please access the web page at www.voteproxy.com and follow the on-screen instructions. Have your control number available when you access the web page.

         YOUR CONTROL NUMBER IS:

         The undersigned hereby acknowledges receipt of the Notice of Annual General Meeting of Shareholders to be held on June 8, 1999 and the Proxy Statement, dated April 30, 1999, prior to the signing of this proxy.

                                   Dated ________________________________, 1999


                                   ---------------------------------------------
                                                     Signature


                                   ---------------------------------------------
                                             Signature, if held jointly

                                   Please sign your name exactly as it appears on your stock certificate. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as it appears hereon. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed. When a proxy is given by a partnership, it should be signed in partnership name by an authorized person.

Will Attend Annual General Meeting       |_|

Will Not Attend Annual General Meeting   |_|

                            RSL COMMUNICATIONS, LTD.

                PROXY FOR ANNUAL GENERAL MEETING OF SHAREHOLDERS

                                  June 8, 1999

          This Proxy Is Solicited On Behalf Of The Board Of Directors

         The undersigned hereby constitutes and appoints Nicolas Trollope and Michael Ashford, or any one of them, with the power of substitution, the proxies of the undersigned to vote with the same force and effect as the undersigned all Class B common shares of RSL Communications, Ltd. (the "Company") held of record by the undersigned on April 19, 1999 at the Annual General Meeting of Shareholders to be held at the Southampton Princess Hotel, 101 South Shore Road, Southampton, Bermuda SN02, on June 8, 1999 at 4:00 P.M. and at any adjournment or adjournments thereof, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said proxies may do or cause to be done by virtue thereof with respect to the following matters:

         The Board recommends a vote FOR proposals 1, 2, 3, 4, 5 and 6 below.

Please mark boxes |X| |_| in blue or black ink only.

1.       Election of the eight nominees for director listed below:

         FOR all nominees listed   WITHHOLD AUTHORITY to vote        Exceptions*
         below                     for all nominees listed below

                 |_|                           |_|                        |_|

         Nominees: RONALD S. LAUDER, ITZHAK FISHER, JACOB Z. SCHUSTER, GUSTAVO
                   A. CISNEROS, FRED H. LANGHAMMER, LEONARD A. LAUDER, EUGENE A. SEKULOW and NICOLAS G. TROLLOPE

         Instruction: to withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below:

         *Exceptions:________________________________________________________

2. Approval of the proposal to amend the Company's 1997 Stock Incentive Plan to expand the existing group of participants to whom options and other awards may be granted to include all employees of the Company and the Subsidiaries.

            FOR |_|             AGAINST |_|                  ABSTAIN |_|

3. Approval of the proposal to amend the Company's 1997 Stock Incentive Plan to increase to 8,100,000 the number of shares with respect to which options or other awards may be granted.

            FOR |_|              AGAINST |_|                  ABSTAIN |_|

4.       Approval of the proposal to amend the Company's bye-laws.

            FOR |_|              AGAINST |_|                  ABSTAIN |_|

5. Adoption of the financial statements and the auditors' report thereon for the fiscal year ended December 31, 1998.

            FOR |_|              AGAINST |_|                  ABSTAIN |_|

6. Appointment of Deloitte & Touche LLP as independent auditors of the Company for the 1999 fiscal year and the delegation to the Audit Committee of the authority to fix the auditors' fee for the current fiscal year.

            FOR |_|              AGAINST |_|                  ABSTAIN |_|

         Proposal 2 and Proposal 3 are interdependent and, therefore, unless both proposals are approved and adopted at the meeting, the 1997 Stock Incentive Plan will remain in effect in its present form.

         This proxy, when properly executed, will be voted as directed. If no direction is indicated, the proxy will be voted as recommended by the Company's Board of Directors.

         TO VOTE BY MAIL

         Please date, sign and mail your proxy card in the envelope provided as soon as possible.

         TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)

         Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call. NOTE: If you vote by telephone, you will NOT be able to vote upon each director individually.

         TO VOTE BY INTERNET

         Please access the web page at www.voteproxy.com and follow the on-screen instructions. Have your control number available when you access the web page.

         YOUR CONTROL NUMBER IS:

         The undersigned hereby acknowledges receipt of the Notice of Annual General Meeting of Shareholders to be held on June 8, 1999 and the Proxy Statement, dated April 30, 1999, prior to the signing of this proxy.

                                   Dated ________________________________, 1999


                                   ---------------------------------------------
                                                    Signature

                                   ---------------------------------------------
                                           Signature, if held jointly

                                   Please sign your name exactly as it appears on your stock certificate. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as it appears hereon. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed. When a proxy is given by a partnership, it should be signed in partnership name by an authorized person.

Will Attend Annual General Meeting       |_|

Will Not Attend Annual General Meeting   |_|